                                                                    EXHIBIT 4.25

                          LOAN AND SECURITY AGREEMENT


    THIS AGREEMENT made this ____ day of August, 1995, among GENCOR INDUSTRIES, INC., a Delaware corporation, and all of its undersigned direct and indirect Subsidiaries, as borrowers, and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, with its principal office in Birmingham, Alabama, as lender.


                                R E C I T A L S:
                                - - - - - - - -

    Borrowers have requested Bank to make available to Borrowers two credit facilities, including (a) a Revolving Loan in an amount up to $16,000,000; and
(b) a Term Loan in an amount up to $5,000,000. Bank is willing to make such credit facilities available to Borrowers on the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, Bank and Borrowers agree as follows:

    1.   DEFINED TERMS.  As used in this Loan and Security Agreement, the
         -------------
following terms shall have the following meanings:

         1.1  ACCOUNT DEBTOR -- any Person who is or may become obligated under
              --------------
or on account of an Account, Chattel Paper, General Intangible, or Instrument (as defined in the Code).

         1.2  ACCOUNTS -- all accounts, accounts receivable, chattel paper,
              --------
leases, instruments, documents, promissory notes, contracts for receipt of money, conditional sales contracts, and evidences of Debt of or owing to or acquired by Borrowers whether now existing or hereafter arising, whether or not it has been earned by performance, and whether or not it has been billed, including (i) all accounts and other rights to payment of money which arise or result from a Borrowers' selling, leasing, or other disposition of goods or providing of services, (ii) the proceeds of any insurance covering the Collateral, and (iii) the return of unearned insurance premiums.

         1.3  AFFILIATE -- any director or officer of any Borrower or any Person
              ---------
who directly, indirectly or beneficially, owns 5% or more of the capital stock of any Borrower, or 5% of the voting stock or rights of any Borrower, or any member of the immediate family of any such officer, director, or stockholder, or any corporation or other entity which is controlled by, controls, or is under common control with, any Borrower.

         1.4  AGGREGATE LOAN VALUES -- the lesser of (i) the sum of $16,000,000,
              ---------------------
or (ii) the sum of the Loan Value of Accounts, plus the Loan Value of the Work-in-Process Inventory, plus the Loan Value of the Raw Materials and Finished Goods Inventory.

         1.5  AGREEMENT -- this Loan and Security Agreement.
              ---------

         1.6  APPLICABLE MARGIN -- with respect to the Revolving Loan, (a) when
              -----------------
the Revolving Loan is a Base Rate Loan, 50 basis points (.50%) and (b) when the Revolving Loan is a LIBOR Loan, 250 basis points (2.50%). With respect to the Term Loan, 50 basis points (.50%).

         1.7  BANK -- SouthTrust Bank of Alabama, National Association, and its
              ----
successors and assigns, a party to this Agreement.

         1.8  BASE RATE -- the rate of interest designated by Bank periodically
              ---------
as its Base Rate. The Base Rate is not necessarily the lowest interest rate charged by Bank.

         1.9  BORROWERS -- Gencor Industries, Inc., a Delaware corporation,
              ---------
General Combustion Corporation, a Florida corporation, Gencor Systems, Inc., a Florida corporation, Thermotech Systems Corporation, a Florida corporation, Genco-Sellers, Inc., a Pennsylvania corporation, Bituma-Stor, Inc., an Iowa corporation, Bituma Corporation, a Washington corporation, Davis Line, Inc., an Indiana corporation, Equipment Services Group, Inc., a Florida corporation, Midwest Tank & Construction Holding Corp., a Florida corporation, Thermo Tech Systems Corporation of Florida, a Florida corporation, and Gencor FSC, Ltd., a Jamaica corporation, each a party to this Agreement.

        1.10  BUSINESS DAY -- a weekday on which commercial banks are open for
              ------------
business in Birmingham, Alabama.

        1.11  CASH CAPITAL EXPENDITURES -- expenditures made from cash or from
              -------------------------
proceeds of the Revolving Loan (but not from the proceeds of a term loan or purchase money financing) for the acquisition of any fixed assets or improvements, replacements, substitutions, or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items, or otherwise.

        1.12  CAPITALIZED LEASE OBLIGATIONS -- any Debt represented by
              -----------------------------
obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

        1.13  CHATTEL PAPER - all writing or writings which evidence both a
              -------------
monetary obligation and a security interest in or the lease of specific goods, together with any guarantees, letters of credit, and other security therefor.

        1.14  CODE - the Uniform Commercial Code, as in effect in Florida from
              ----
time to time.

        1.15  COLLATERAL -- collectively, Borrowers' Accounts, Documents,
              ----------
Instruments, Equipment, Chattel Paper, General Intangibles, Inventory, and Real Estate, and the other property and interests described in Section 8.1 ("Security Interest") and elsewhere in the Loan Documents, wherever located and whether now owned by any Borrower or hereafter acquired, and the parts, proceeds, products, profits, replacements, and substitutions of each, as the case may be.

        1.16  CONTRACTUAL OBLIGATION -- any provision of any security issued by
              ----------------------
a Person or of any agreement, instrument, or undertaking to which such Person is a party or by which it or any of its property is bound.

        1.17  DEBT -- the sum of (i) indebtedness for borrowed money or for the
              ----
deferred purchase price of property or services, (ii) Capitalized Lease Obligations, and (iii) all other items which in accordance with GAAP would be included in

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

determining total liabilities as shown on a balance sheet of a Person as at the date as of which Debt is to be determined.

        1.18  DEBT SERVICE COVERAGE -- a ratio in which the numerator is the sum
              ---------------------
of the net income (after provision for federal and state taxes and excluding any extraordinary income) of Borrowers calculated based upon the 12-month period preceding the applicable date, plus the interest expenses of Borrowers for said period, plus the sum of non-cash expenses or allowances for Borrowers for such period (including amortization or write-down of intangible assets, depreciation, depletion, and deferred taxes and expenses), and the denominator is the sum of the current portion of the long-term debt (excluding the current portion of the Debt owed to the BOMCC, as special servicer for Resolution Trust Corporation that will be repaid from proceeds of the Term Loan) and current portion of Capitalized Lease Obligations of Borrowers as of the applicable date, plus the interest expenses of Borrowers, plus any payments by Borrowers as dividends on any shares of its capital stock for the 12-month period preceding the applicable date.

        1.19  DEFAULT RATE -- the highest lawful rate of interest per annum
              ------------
specified in any Note to apply after a default under such Note or, if no such rate is specified, a rate equal to the lesser of (a) two percent over the interest rate specified to be the applicable contract interest rate in this Agreement or (b) the highest rate of interest allowed by law.

        1.20  DOCUMENT -- means any paper that is treated in the regular course
              --------
of business as adequate evidence that the person in possession of the paper is entitled to receive, hold, and dispose of the goods the paper covers, and includes warehouse receipts, bills of lading, certificates of title, and applications for certificates of title.

        1.21  ELIGIBLE ACCOUNT -- an Account arising in the ordinary course of
              ----------------
Borrowers' business from the sale of goods or rendition of services which Bank, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by a Borrower to a Subsidiary or to an Affiliate of any Borrower or to a Person controlled by an Affiliate or Subsidiary of any Borrower; or (ii) it is unpaid for more than ninety (90) days after the original due date shown on the invoice, or (iii) it is due or unpaid more than one hundred twenty (120) days after the original invoice date; or (iv) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or
(vi) the Account Debtor is also a Borrower's creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to a Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or (vii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed of it or for all or a significant portion of its assets or affairs; or
(viii) it arises from a sale to an Account Debtor outside the United States or Canada; or (ix) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis; or (x) Bank believes, in its reasonable judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Account to Bank, in form and substance satisfactory to Bank, so as to comply with the Assignment of Claims Act of 1940, as amended; or (xii) the Account Debtor is located in any state that requires the filing of a Business Activities Report, including the State of New Jersey or the State of Minnesota, unless the applicable Borrower has filed a Notice of Business Activities Report with the appropriate officials for the then current year; or (xiii) the Account is subject to a Lien; or (xiv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrowers and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (xv) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Bank, in its sole discretion, to the extent such Account exceeds such limit; or (xvi) the Account is evidenced by Chattel Paper, a note, or an instrument of any kind, or has been reduced to judgment; or (xvii) the applicable Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xviii) the applicable Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or (xix) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family, or household purposes; or (xx) the Account arises out of a shipment of Inventory, goods, or products to an address other than an address in the United States; or (xxi) the Account Debtor is not a resident citizen of the United States or a corporate entity or partnership formed and existing under the laws of the United States or a political subdivision thereof. In addition, the amount of Eligible Accounts will be reduced by the amount of customer deposits received by Borrowers and allocable to Accounts. With respect to Accounts arising from sales to an Account Debtor outside the United States (viii), arising from a shipment of Inventory, goods, or products to an address other than an address in the United States (xx), or arising from sales to an Account Debtor not a resident citizen of the United States or a corporate entity formed and existing under the laws of the United States or a political subdivision thereof (xxi), these Accounts will be considered to be Eligible Accounts to the extent secured by letters of credit drawn on a domestic financial institution satisfactory to Bank in its sole discretion. Bank and Borrowers will establish a $50,000 reserve against Eligible Accounts in these categories that are less than $25,000 in amount, and these small Accounts will be included in Eligible Accounts notwithstanding the absence of letter of credit support.

        1.22  ENVIRONMENTAL REGULATIONS -- all federal, state, and local laws,
              -------------------------
rules, regulations, ordinances, programs, permits, guidances, orders, and consent decrees relating to the environment or to public health, safety, and environmental matters, including the Resource Conversation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Toxic Substances Control Act, the Clean Water Act, the Clean Air Act, the River and Harbor Act, the Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, the Deep-Water Port Act, the Safe Drinking Water Act, the Superfund Amendments and Reauthorization Act of 1986, the Federal Insecticide, Fungicide and Rodenticide Act, the Mineral Lands and Leasing Act, the Surface Mining Control and Reclamation Act, the Oil Pollution Act of 1990, state and federal super lien and environmental cleanup programs and laws, U.S. Department of Transportation regulations and laws regulating hazardous, radioactive, and toxic materials and underground petroleum products storage tanks, and all similar state, federal, and local laws and regulations.

        1.23  EQUIPMENT -- all machinery, equipment, and other property used in
              ---------
or purchased for Borrowers' business, together with all increases, parts, fittings, accessories, repair, equipment, and special tools now or later affixed to or used in connection with the foregoing property, all transferable rights of Borrowers to the licenses and warrants (express or implied) received from the sellers and manufacturers of the foregoing property, all related claims, credits, setoffs, and other rights of recovery.

        1.24  ERISA -- the Employee Retirement Income Security Act of 1974 and
              -----
all rules and regulations promulgated thereunder.

        1.25  EVENT OF DEFAULT -- any one of the events enumerated in Article 10
              ----------------
("Events of Default").  "Default" or "default" means any of such events, whether
                         -------      -------
or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event, or act shall have been satisfied.

        1.26  EUROCURRENCY RESERVE REQUIREMENTS -- for any day as applied to a
              ---------------------------------
LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal, and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction) presented for Eurocurrency funding (currently described as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the system.

        1.27  FIVE-YEAR TREASURY CONSTANT MATURITY RATE -- the rate as announced
              -----------------------------------------
or published from time to time by the Federal Reserve Board Statistical Release (Publication H.15 [919]) to be the "Treasury Constant Maturities" yield for five-year issues, rounded upward to the nearest .125% (1/8%).

        1.28  FIXED CHARGE COVERAGE -- a ratio in which the numerator is the sum
              ---------------------
of the net income of Borrowers (after provision for federal and state taxes) for the 12-month period preceding the applicable date, plus the interest, lease, and rental expenses of Borrowers for said period, plus the sum of non-cash expenses or allowances for such period (including amortization or write-down of intangible assets, the net addition or net decrease in the loan loss reserves for customer Accounts, depreciation, depletion, and deferred taxes and expenses) and the denominator is the sum of Cash Capital Expenditures, plus the current portion of the long term debt of Borrowers as of the applicable date (excluding the current portion of the Debt owed to the BOMCC, as special servicer for the Resolution Trust Corporation that will be repaid from proceeds of the Term
Loan), plus the current portion of Capitalized Lease Obligations of Borrowers as of the applicable date, plus any payments made by Borrowers of dividends on any shares of its capital stock and cash expenditures of Borrowers made for the redemption of any class of its capital stock during the 12-month period preceding the applicable date, plus the interest, lease, and rental expenses for the 12-month period preceding the applicable date.

        1.29  GAAP -- generally accepted accounting principles in the United
              ----
States of America as defined by the Financial Accounting Standards Board or its successor, as in effect from time to time consistently applied.

        1.30  GENERAL INTANGIBLES -- all general intangibles of Borrowers of any
              -------------------
kind, whether now owned or hereafter acquired, including all intangible personal property other than Accounts, Documents, Instruments, and Chattel Paper, and includes money, contract rights, choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, formulas, patents, patent applications, trademarks, trade names, trade secrets, engineering drawings, goodwill, rights to prepaid expenses, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs and other software, royalty, licensing, and product rights, all claims under guaranties, security interests or other security held by or granted to Borrowers to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification, and rights to retrieval from third parties of electronically processed and recorded data pertaining to any Collateral, things in action, items, checks, drafts, and orders in transit to or from Borrowers, credits or deposits of Borrowers (whether general or special) that are held by Bank, and all other intangible property of every kind and nature.

        1.31  GOVERNMENTAL AUTHORITY -- means any nation or government, any
              ----------------------
state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government.

        1.32  GUARANTORS -- and any other person who guarantees all or any part
              ----------
of the Loan from time to time, jointly and severally.

        1.33  INDIANA PROPERTY - the property located at Kentucky Avenue,
              ----------------
Indianapolis, Indiana, further described on the attached Exhibit "H," and subject to the provisions of Section 2.3(d).

        1.34  INSTRUMENT -- means every instrument of any kind, as that term is
              ----------
used in the UCC, and includes every promissory note, negotiable instrument, certificated security, or other writing that evidences a right to payment of money, that is not a lease or security agreement, and that is transferred in the ordinary course of business by delivery with any necessary assignment or indorsement.

        1.35  INTELLECTUAL PROPERTY -- has the meaning set forth in Section
              ---------------------
5.18.

        1.36  INTEREST PAYMENT DATE -- for each LIBOR Loan, the last day of each
              ---------------------
Interest Period.

        1.37  INTEREST PERIOD -- for the Revolving Loan during the period in
              ---------------
which it is a LIBOR Loan, the period beginning on the first day that the Revolving Loan is a LIBOR Loan and ending one, two, or three calendar months thereafter as selected by Parent pursuant to Section 2.2 ("Notice and Manner of Borrowing for Revolving Loan"), and thereafter each successive period of one, two, or three calendar months as Parent requests, commencing on the expiration date of the immediately preceding Interest Period. Determination of Interest Periods will be subject to the following provisions: (i) each Interest Period occurring after the initial Interest Period will commence on the day on which the preceding Interest Period expires, (ii) if any Interest Period would otherwise commence or expire on a day that is not a Business Day, the Interest Period will commence or expire, as the case may be, on the next succeeding Business Day, and (iii) no Interest Period will extend beyond the maturity date of the Revolving Loan. The interest rate for the day on which an Interest Period expires and the succeeding Interest Period commences will be the rate for the preceding Interest Period.

        1.38  INVENTORY -- all inventory of whatever kind or nature of
              ---------
Borrowers, now owned or hereafter acquired by Borrowers, and wherever located, including all goods held for sale or lease or furnished or to be furnished under a contract for services, and supplies, packaging, raw materials, goods in transit, work in process, materials used or consumed or to be used or consumed in Borrowers' business or in the processing, packaging, or shipping of same, all finished goods, and all property, the sale or lease of which has given rise to Accounts, Chattel Paper, or Instruments, and that has been returned to a Borrower or repossessed by a Borrower or stopped in transit, and all warranties and related claims, credits, setoffs, and other rights of recovery with respect to any of the foregoing.

        1.39  LIBOR LOAN -- the Revolving Loan during the periods that the Loan
              ----------
bears an interest rate calculated based on the LIBOR Rate.

        1.40  LIBOR RATE -- with respect to each day during each Interest
              ----------
Period, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/100th of 1%):

                             LIBOR Unadjusted Rate
                             ---------------------
                    1.00 - Eurocurrency Reserve Requirements

        1.41  LIBOR UNADJUSTED RATE -- for any Interest Period, at Bank's
              ---------------------
option, either (a) the rate per annum quoted in the Wall Street Journal as the
                                                    -------------------
"London Interbank Offered Rates ("LIBOR")" or (b) the rate per annum, as determined by Bank (rounded up, if necessary, to the nearest 1/16th of 1%), at which deposits in U.S. Dollars are available to Bank in the London Interbank Eurodollar market at or about 11:00 A.M., local time, in London, England, two Business Days prior to the first day of the applicable Interest Period, for a period equal to such Interest Period and in an amount equal or comparable to the amount of the Revolving Loan for the Interest Period.

        1.42  LIEN -- any interest in property (real, personal, or mixed, and
              ----
tangible or intangible) securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including a security interest, security title or Lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include covenants, conditions, restrictions, leases, and other encumbrances affecting any property. For the purpose of this Agreement, Borrowers shall be deemed to be the owners of any property which they have acquired or hold subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

        1.43  LOAN OR LOANS -- the loans in principal amounts of up to
              -------------
$16,000,000 (for Revolving Loans) and up to $5,000,000 (for the Term Loan) advanced by Bank to Borrowers from time to time evidenced by the Note(s) described in Section 2.1 ("Revolving Loan") and Section 2.3 ("Term Loan") (and any substitutions therefor, extensions thereof, or renewal thereof).

        1.44  LOAN ACCOUNT -- The loan account established on the books of Bank
              ------------
pursuant to Section 2.2 ("Loan Account").

        1.45  LOAN DOCUMENTS -- this Agreement, and each and every mortgage,
              --------------
deed of trust, note, security agreement, financing statement or other instrument executed and delivered to evidence the Loans or any other Obligation, to constitute collateral for the Loans or any other Obligation, or to evidence security for the Loans or any other Obligation, and any and all other agreements, instruments, and documents heretofore, now or hereafter, executed by Borrowers and delivered to Bank in respect to the transactions contemplated by this Agreement.

        1.46  LOAN VALUE OF ACCOUNTS -- at any time, an amount which is not more
              ----------------------
than 75% of the aggregate Eligible Accounts of Borrowers.

        1.47  LOAN VALUE OF RAW MATERIALS AND FINISHED GOODS INVENTORY -- an
              --------------------------------------------------------
amount which is not more than 65% of Borrowers' Inventory consisting of raw materials or finished goods valued at the lesser of cost or current market value, which Inventory is, at any given time, (a) not damaged or defective in any way; (b) not sold or segregated for sale and reflected as an Account of Borrowers; (c) not consigned Inventory; (d) not located in a place other than at the locations listed in Exhibit "E" or another location of which Parent has notified Bank and for which Bank and Borrowers have taken all action necessary for Bank to obtain a perfected security interest of first priority in any property Borrowers located there; (e) not work-in-process inventory; (f) not Inventory evidenced by negotiable warehouse receipts or by non-negotiable warehouse receipts or documents of title which have not been issued in the name of Bank; (g) not obsolete Inventory; (h) not Inventory that constitutes prototypes or the product of research and development activities, (i) not used equipment or equipment accepted in trade; and (j) not Inventory deemed ineligible by Bank in its reasonable discretion; provided, however, the sum of the Loan Value of Raw Materials and Finished Goods Inventory plus the Loan Value of Work-in-Process Inventory shall not at any time exceed $10,000,000. Further, the Loan Value of Raw Materials and Finished Goods Inventory will be reduced by the amount of customer deposits received by Borrowers and allocable to that Inventory.

        1.48  LOAN VALUE OF WORK-IN-PROCESS INVENTORY -- an amount which is not
              ---------------------------------------
more than 35% of Borrowers' Inventory consisting of work-in-process inventory, valued at the lesser of cost or current market value, which Inventory is, at any given time, (a) not damaged or defective in any way; (b) not sold or segregated for sale and reflected as an Account of Borrowers; (c) not consigned Inventory;
(d) not located in a place other than at the locations listed in Exhibit "E" or another location of which Parent has notified Bank and for which Bank has a perfected security interest of first priority; (e) not Inventory evidenced by negotiable warehouse receipts or by non-negotiable warehouse receipts or documents of title which have not been issued in the name of Bank; (f) not obsolete Inventory; (g) not Inventory that constitutes prototypes or the product of research and development activities; (h) not used equipment or equipment accepted in trade; and (i) not Inventory deemed ineligible by Bank in its reasonable discretion; provided, however, that the Loan Value of Work-in-Process Inventory shall not at any time exceed $3,500,000, and further provided that the sum of the Loan Value of Raw Materials and Finished Goods Inventory plus the Loan Value of Work-in-Process Inventory shall not at any time exceed $10,000,000. Further, the Loan Value of Work-in-Process Inventory will be reduced by the amount of customer deposits received by Borrowers and allocable to that Inventory.

        1.49  MATERIAL ADVERSE EFFECT -- with respect to a Person, a material
              -----------------------
adverse effect on its business, assets, properties, prospects, results of operation, or condition (financial or other).

        1.50  MORTGAGES - the Mortgages executed by Borrowers granting to Bank a
              ---------
first lien on the parcels of Real Estate to secure repayment of the Term Loan.

        1.51  MULTIEMPLOYER PLAN -- has the meaning set forth in Section
              ------------------
4001(a)(3) of ERISA.

        1.52  NOTE(S) -- each promissory note executed and delivered by
              -------
Borrowers to Bank evidencing all or part of the Loans, as further described hereinafter.

        1.53  OBLIGATIONS -- all Loans and all other advances, debts,
              -----------
liabilities, obligations, covenants, and duties owing, arising, due or payable from Borrowers to Bank of any kind or nature, present or future whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however evidenced or acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrowers under any of the Loan Documents and all rights Bank may at any time or times have to reimbursement in connection with any letter of credit or guaranty issued for Borrowers' benefit.

        1.54  PARENT -- Gencor Industries, Inc., a Delaware corporation and a
              ------
party to this Agreement.

        1.55  PERMITTED LIENS -- any Lien of a kind specified as permitted in
              ---------------
Section 7.2 ("Liens and Security Interests").

        1.56  PERSON -- an individual, partnership, corporation, joint stock
              ------
company, firm, land trust, business trust, unincorporated organization, limited liability company, or other business entity, or a government or agency or political subdivision thereof.

        1.57  PLAN -- an employee benefit plan now or hereafter maintained for
              ----
employees of Borrowers that is covered by Title IV of ERISA.

        1.58  PROHIBITED TRANSACTION -- any transaction set forth in Section 406
              ----------------------
of ERISA or Section 4975 of the Internal Revenue Code of 1986.

        1.59  REAL ESTATE -- the parcels of improved real property of Borrowers
              -----------
located at (i) Crescent Street, Youngstown, Ohio, and (ii) U.S. Highway 18, Marquette, Iowa, each as described in and encumbered by the Mortgages, and if Borrowers so elect pursuant to Section 2.3(d) ("Term Loan"), the Indiana Property.

        1.60  REPORTABLE EVENT -- any of the events set forth in Section 4043(b)
              ----------------
of ERISA.

        1.61  REQUIREMENT OF LAW -- as to any Person, the articles of
              ------------------
incorporation and bylaws or other organizational or governing documents of the Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding on the Person or any of its property or to which the Person or any of its property is subject.

        1.62  REVOLVING LOAN - has the meaning set forth in Section 2.1.
              --------------

        1.63  REVOLVING NOTE - has the meaning set forth in Section 2.1.
              --------------

        1.64  SENIOR DEBT -- all Debt of Borrowers, excluding Subordinated Debt.
              -----------

        1.65  SOLVENT -- as to any Person, means such Person (i) owns property,
              -------
real, personal, and mixed, whose aggregate fair saleable value is greater than the amount required to pay all of such Person's Debt and Contingent Obligations, and (ii) is able to pay all of its Debt as such Debt matures, and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

        1.66  SPECIAL COLLECTION ACCOUNT -- a bank account established by
              --------------------------
Borrowers pursuant to Section 4.2 ("Special Collection Account"), from which Bank has the exclusive right to withdraw or debit funds, and into which Borrowers shall deposit on receipt all checks, drafts, cash, and other remittances in payment or on account of the Accounts.

        1.67  SUBORDINATED DEBT -- the Debt of Borrowers owed to one or more
              -----------------
Persons which is fully subordinated to the Loans (including principal, interest, and agreed charges) in a manner satisfactory to Bank (which may be either according to its terms or by separate agreement) and which debt arises from Borrowers' actual receipt of cash and not from "in kind" or non-cash consideration.

        1.68  SUBSIDIARY -- any corporate entity or partnership, or other
              ----------
business entity, the controlling interest of which is owned by Borrowers.

        1.69  TANGIBLE NET WORTH -- the aggregate of the (a) par or stated value
              ------------------
of all outstanding capital stock; (b) capital surplus; (c) retained earnings; and (d) Subordinated Debt, less (t) amounts due from Affiliates; (u) any surplus resulting from any write-up of assets subsequent to the date of this Agreement;
(v) deferred assets (including deferred development costs) other than prepaid insurance and prepaid taxes; (w) goodwill or other amounts representing the excess of the purchase price of assets or stock over the value assigned to them on the books of such Person; (x) the book value of any patents, trademarks, trade names, copyrights, noncompete agreements, franchises, experimental expenses, and other intangible assets; (y) the amount paid for any treasury stock reflected as a reduction of the capital surplus or retained earnings accounts; and (z) any other amounts classified as intangible assets under GAAP.

        1.70  TERM LOAN -- has the meaning set forth in Section 2.3 ("Term
              ---------
Loan").

        1.71  TERM NOTE -- has the meaning set forth in Section 2.3 ("Term
              ---------
Loan").

        1.72  CERTAIN OTHER WORDS -- All accounting terms used herein have the
              -------------------
respective meanings attributed to them under, and shall be construed in accordance with, GAAP. The terms "herein," "hereof," and "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronouns used shall be deemed to cover all genders. As used in this Agreement, (a) the word "including" is always without limitation; (b) words in the singular number include words of the plural number and vice versa; (c) the word "costs" includes all internal out-of-pocket expenses (but not bank officer time), fees, costs, and expenses of experts and collection agents, supersedeas bonds, and all attorneys' fees, costs, and expenses, whether incurred before, during, or after demand or litigation, and whether pursuant to trial, appellate, arbitration, bankruptcy, or judgment-execution proceedings; and (d) the word "property" includes both tangible and intangible property, unless the context otherwise requires. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All other terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings provided for by the Uniform Commercial Code of the State of Florida.

        1.73  DIRECTLY AND INDIRECTLY.  When any provision of this Agreement or
              -----------------------
any Loan Document requires or prohibits action to be taken by a Person, the provision applies regardless of whether the action is taken directly or indirectly by the Person.

    2.   THE LOANS.
         ----------

        2.1  REVOLVING LOAN.
        ---  --------------

         (a) Subject to the terms and conditions of this Agreement, provided no Default exists and is continuing, Bank shall loan to Borrowers, when requested by Parent, Revolving Loans aggregating up to the lesser of (i) $16,000,000 or
(ii) the Aggregate Loan Values as determined by Bank from the periodic reports submitted by Parent to Bank. Notwithstanding any other provision of this Agreement, except for the temporary overadvances described in Section 2.1(b) below, (i) the Loan Value of Work-in-Process Inventory shall not at any time exceed $3,500,000 and (ii) the Loan Value of Raw Materials and Finished Goods Inventory, plus the Loan Value of Work-in-Process Inventory, shall not at any time exceed $10,000,000. Further, the aggregate amount available for letter of credit financing pursuant to Section 2.16 ("Letter of Credit") will be limited to $1,000,000. Within these limits, Borrowers may borrow, make payments, and reborrow under this Agreement.

         (b) Notwithstanding the limitations on the Loan Value of Work-in-Process Inventory set forth in subsection (a), Borrowers may, for recurring periods of up to six consecutive months each, procure temporary "overadvances" equal to 50% (rather than 35%) of Work-in-Process Inventory, but subject to the limitations that advances against Work-in-Process Inventory will remain limited to $3,500,000 and total advances against all Inventory will remain limited to $10,000,000. At the conclusion of each six-month period, Borrowers shall repay in full all outstanding overadvances. Following the end of each six-month period during which overadvances have been outstanding (or shorter period if the overadvances have been paid before the end of the six-month period), overadvances will not be again available for a period of six consecutive months. For example, assume that Borrowers first elect to draw overadvances beginning on May 1, 1996. Borrowers could maintain the overadvances until November 1, 1996, but would be required to repay the overadvances on or before that date. Following repayment of the overadvances, the Loan Value of the Work-in-Process Inventory would again be limited to 35% (rather than 50%) available for the following six consecutive months. Assuming that Borrowers repay the overadvances on November 1, 1996, Borrowers could again avail themselves of overadvances on May 1, 1997.

         (c) Bank acknowledges notice of the IRS investigation regarding Parent's federal income tax liability that is described in Schedule 5.9.
Pending final resolution of this pending investigation to Bank's satisfaction, including payment of any agreed assessment, the amount otherwise available to be drawn under the Revolving Loan will be reduced by $500,000.

         (d) Borrowers shall execute and deliver to Bank one promissory note (the "Revolving Note") in the face amount of the Revolving Loan, payable to the order of Bank evidencing Borrowers' joint and several obligation to repay the Revolving Loan.

         (e) The Revolving Loan may be a Base Rate Loan or a LIBOR Loan as requested by Parent pursuant to Section 2.2 ("Notice and Manner of Borrowing for Revolving Loans"). The outstanding principal balance of the Revolving Loan shall bear interest until paid in full at a rate per annum equal to (i) for a LIBOR Loan, the LIBOR Rate plus the Applicable Margin, and (ii) for a Base Rate Loan, the Base Rate plus the Applicable Margin. Interest shall be paid to Bank on the amount of the Revolving Loan outstanding and shall be payable monthly in arrears on the first day of each month beginning with September 1, 1995, and continuing on the same day of each month thereafter until the unpaid principal balance of the Revolving Loan has been repaid in full.

         (f) Parent shall submit a Borrower's Report in the form attached hereto as Exhibit "A" on the date of this Agreement and at least monthly thereafter during the term of this Agreement. Each such Borrower's Report shall be signed by an officer or employee of Parent authorized by the Board of Directors of that corporation to execute such reports, whose name(s) shall be included in a certified resolution furnished to Bank. Bank shall make disbursements under the Revolving Loan on an automatic basis by funding checks drawn on a controlled disbursement account to be established with Bank by Borrowers. Bank shall make any disbursements under the Revolving Loan only if the terms and provisions of this Agreement have been satisfied, including the absence of a Default.

         (g) If the outstanding principal amount of the Revolving Loan at any time exceeds the lesser of $16,000,000 or the Aggregate Loan Values as reflected on Borrower's Report (except for permitted temporary overadvances pursuant to Section 2.1(b)), Borrowers shall immediately pay Bank such excess as a reduction of the principal amount of the Revolving Loan. Parent may request and Bank may be willing in its sole and absolute discretion to make advances in excess of such maximum principal amounts. Bank shall enter any such advances as debits in the Loan Account. All advances in excess of the maximum principal amount shall be payable on demand, secured by the Collateral, and bear interest as provided in this Agreement for Revolving Loans generally.

         (h) Borrowers shall repay on January 31, 1998, all outstanding principal and accrued interest with respect to the Revolving Loan not previously repaid.

         2.2  NOTICE AND MANNER OF BORROWING FOR REVOLVING LOAN.
              -------------------------------------------------

         (a) From the date of this Agreement to and including the maturity date of the Revolving Loan, the outstanding principal balance of the Revolving Loan shall, at Parent's election, bear interest until paid in full at a rate per annum equal to either (i) the LIBOR Rate plus the Applicable Margin, or (ii) the Base Rate plus the Applicable Margin. During any period in which Parent has not made an effective election, the Revolving Loan will be a Base Rate Loan.

         (b) Parent shall notify Bank at least two Business Days before the end of each month (or at least two Business Days before the end of any Interest Period of more than one month) (i) whether Parent desires for the Revolving Loan to bear interest at the LIBOR Rate or the Base Rate and (ii) if the Revolving Loan will bear interest at the LIBOR Rate, the applicable Interest Period (one, two, or three months). Any such notice will be irrevocable and binding on Borrowers on its receipt by Bank. The Revolving Loan will bear interest at the applicable LIBOR Rate on a fixed basis during the entire Interest Period. The applicable interest rate on a Base Rate Loan shall change as and when the Base Rate changes from time to time. The Base Rate on the date of this Agreement is
8.75 percent.

         (c) With respect to LIBOR Loans, (i) Parent shall not request and Bank will not be required to consider requests for a LIBOR Loan while Borrowers are in Default or later than one month before the scheduled maturity date of the Revolving Loan; (ii) no Interest Period for the LIBOR Loan may extend beyond the maturity date of the Revolving Loan; and (iii) as soon as possible after Parent's election of a LIBOR Rate, Bank shall determine (which determination, absent manifest error, will be final and conclusive) the LIBOR Rate applicable to the Revolving Loan for the Interest Period and promptly notify Parent.

         (d) Parent may continue a LIBOR Loan as another LIBOR Loan on the expiration of the Interest Period by notifying Bank of its intention to do so in accordance with this section, at least two (2) Business Days before expiration of the Interest Period, provided no Default has occurred and is continuing. If a Default has occurred and is continuing, the LIBOR Loan will be automatically converted to a Base Rate Loan as of the first day following the Interest Payment Date pursuant to part (e) below.

         (e) If Parent does not timely notify Bank of its intention to continue a LIBOR Loan as another LIBOR Loan in accordance with part (d) above, the LIBOR Loan will be automatically converted to a Base Rate Loan as of the first day following the Interest Payment Date applicable to the LIBOR Loan and remain as such for the balance of the calendar month. If the last day of an Interest Period with respect to a LIBOR Loan that is to be converted to a Base Rate Loan is not a Business Day, the conversion will be made on the next succeeding Business Day, and during the period from such last day of an Interest Period to such succeeding Business Day, the Loan will bear interest as if it were a Base Rate Loan.

         (f) Subject to the terms of this Agreement, Parent may as of the first day of any calendar month, convert a Base Rate Loan to a LIBOR Loan by notifying Bank of its intention to do so in accordance with this section. Parent's right to convert a Base Rate Loan to a LIBOR Loan will be subject to the following terms: (i) a Base Rate Loan may not be converted to a LIBOR Loan if a Default has occurred and is continuing, (ii) each conversion must occur as of the first day of the calendar month, (iii) partial conversions are permitted, but must be in an aggregate principal amount of $500,000 or a whole multiple of $500,000 thereof, and (iv) after the conversion, Borrowers must be in compliance with the minimum balance requirements of part (g) below.

         (g) Borrowers may at any time and from time to time repay the LIBOR Loans, in whole or in part, upon at least two (2) Business Days' irrevocable notice to the Bank, specifying the date and amount of repayment and that the repayment is of LIBOR Loans. If any such notice is given, the amount specified in such notice will be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $500,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Loans. Any prepayment of the principal balance of a LIBOR Loan before the expiration of its Interest Period will be subject to Bank's indemnity rights under Section 2.14 ("Indemnity")). Borrowers may prepay the principal balance of a Base Rate Loan at any time without notice, premium, or penalty, except as set forth in Section
2.8 ("Term").

         (h) All borrowings, payments, permitted prepayments, and selection of Interest Periods under this Agreement shall be in such amounts and be made pursuant to such elections so that, after giving them effect, (x) the aggregate principal amount of each LIBOR Loan for any Interest Period is not less than $500,000 or a whole multiple of $500,000 thereof, and (y) Borrowers do not have LIBOR Loans outstanding at any one time involving more than six different Interest Periods.

         2.3  TERM LOAN.
              ---------

         (a) Subject to the terms and conditions of this Agreement and provided that no Default exists and is continuing, Bank agrees to loan to Borrowers on a term basis, a Term Loan in an amount equal to $3,714,000, subject to being increased to an amount not more than $5,000,000 pursuant to subsection (d) below.

         (b) Borrowers shall execute and deliver to Bank one promissory note (the "Term Note") in the face amount of the Term Loan, payable to the order of Bank and evidencing Borrowers' joint and several obligation to repay the Term Loan.

         (c) The outstanding principal amount of the Term Loan shall bear interest throughout the term of this Agreement at the per annum rate of either the fixed rate based on the Five-Year Treasury Constant Maturity Rate plus 250 basis points (2.50%) or the Base Rate plus the Applicable Margin], depending on
                     --
Borrower's election pursuant to this section. Borrower shall notify Bank of its election regarding the applicable rate on or before the date of its initial draw under the Revolving Loan, but in any event within 30 days of the date of this Agreement. From the closing date of the Term Loan through October 31, 1995, Borrowers shall pay interest only on the outstanding principal balance of the Term Loan. Beginning on November 1, 1995, Borrowers shall pay to Bank in 57 equal, monthly, principal installments of $31,743, plus accrued interest, based on a 117-month principal-only amortization period, on the first day of each month, and continuing on the same day of each month thereafter. Borrowers shall pay to Bank all outstanding principal and interest on the Term Loan in a final balloon payment on or before July 1, 2000, or on any earlier date that the Revolving Loan becomes due and payable for any reason.

         (d)  Special Provisions Regarding Indiana Property.      For up to six
              ---------------------------------------------
months following the date of this Agreement, Parent may request of Bank that the Indiana Property be included in the Real Estate and considered to be collateral for the Term Loan, and that the amount of the Term Loan be increased accordingly by an amount equal to 75% of the Indiana Property's appraised value (but not more than $5,000,000 total). To support its request, Borrowers shall furnish the appraisals and environmental assessments described in Section 3.1(p). Bank shall evaluate any such request, and if it is reasonably satisfied with the environmental assessment and other documentation, include the Indiana Property in the Real Estate and Collateral base generally pursuant to this section, following execution and recording of a Mortgage, an amended Term Note reflecting the increased amount, delivery of acceptable title insurance, and satisfaction of the other applicable conditions precedent to a Term Loan based on Real Estate set forth in Section 3.1 ("Conditions Precedent to Initial Advance"). The amortization schedule in subsection (c) will be adjusted to reflect the increased principal amount, but retaining the balance of the 57-month payment period and the 117-month amortization period (less any payment dates that have elapsed since October 31, 1995), and the July 1, 2000, maturity date.

    Example:  Assume that the Indiana Property is appraised for $400,000 and
    -------
    closing of the additional Term Loan is scheduled for November 20, 1995. The principal amount of the Term Loan will be increased by $300,000 (75% of $400,000) to $3,982,257 ($4,014,000 less $31,743 of principal paid on
    November 1) and the amortization schedule will be adjusted to provide for 56 equal, monthly, principal payments of $34,330, plus accrued interest.

         (e) Partial Release.  Bank shall release a parcel of the Real Estate in
             ---------------
connection with a sale of the parcel for cash of at least 75% of its appraised value on the closing date of the Term Loan, provided that net cash proceeds of the sale constituting at least 75% of the appraised value of the parcel on the closing date are paid to Bank as a prepayment of the Term Loan. If a Default has occurred and is continuing, all of the net cash proceeds will be paid to Bank as a prepayment of the Term Loan, and if the Term Loan has been fully paid, then to the Revolving Loan and the other Obligations.

         2.4  TERMS GOVERNING ALL LOANS.
              -------------------------

         (a) Borrowers shall make all payments of interest and principal under the Notes without setoff or counterclaim, and in such coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debt.

         (b) Each borrowing under a Loan shall be effected by crediting the amount thereof to the regular checking account of Borrowers maintained with Bank or with another bank approved by Bank.

         (c) Any payments not made as and when due with respect to any Loan (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate from the date due until paid, payable on demand.

         (d) All interest and fees under the Notes and this Agreement will be calculated based on a 360-day year for the actual number of days elapsed (actual/360 method)

         2.5  LOAN ACCOUNT.  Amounts due under the Notes and otherwise under
              ------------
this Agreement and under the Loan Documents shall be reflected in the Loan Account. Bank shall enter disbursements hereunder or under the Notes as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers and all proceeds of Collateral which are finally paid to Bank, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrowers hereunder.

         2.6  PREPAYMENT.  Subject to the provisions hereof (including the
              ----------
provisions regarding a termination fee set forth in Section 2.8 ("Term"), Borrowers shall have the right at any time and from time to time to prepay the Loans, in whole or in part, without premium or penalty but with accrued interest to the date of such prepayment on the amounts prepaid. Such prepayments shall be made to Bank in immediately available funds and, shall be applied to the last of the installment(s) to mature. Any such prepayment shall not affect or vary the obligation of Borrowers to pay any installment when due.

         2.7  USE OF PROCEEDS.  Borrowers shall use the proceeds of the
              ---------------
Revolving Loan to provide working capital support, to facilitate issuance of letters of credit of up to $1,000,000, and to refinance the existing line of credit with First Union National Bank of Florida of $6,000,000. Borrowers shall use the proceeds of the Term Loan for working capital needs, to refinance their existing term indebtedness of $1,900,000 to First Union National Bank of Florida, to finance the payment of the note payable to BOMCC, as special servicer for the Resolution Trust Corporation, and to repay amounts temporarily advanced to Parent by any Person during the period between July 20, 1995, and the date of the initial advances under the Loans.

         2.8  TERM.  This Agreement shall remain in force and effect until all
              ----
the Loans, and any renewals or extensions, and all interest thereon and costs provided for herein with regard to either of them have been indefeasibly paid or satisfied in full and until Bank has no further obligation to advance funds to Borrowers hereunder. Borrowers may terminate the Loan facilities at any time before the scheduled maturity date by paying the Loans and all other Obligations. However, if any such termination is facilitated by alternative senior or subordinated debt financing, Borrowers shall pay a termination fee in the amount of one percent (1%) of the total committed amounts if the termination occurs before July 31, 1996, and one-half percent (1/2%) if the termination occurs after that date and before January 1, 1998. Borrowers will not be required to pay the foregoing termination fee if (a) Borrowers replace the Loans with an aggregate facility that is materially larger than Bank's aggregate commitment pursuant to this Agreement and (b) Borrowers first offer Bank a reasonable opportunity to match the expanded facility on substantially the same terms. Further, Borrowers will not be required to pay the termination fee if Borrowers refinance the Loans within 150 days after Bank suspends the availability of LIBOR Loans pursuant to Section 2.12 ("Deposits Unavailable"), seeks reimbursement for increased costs pursuant to Section 2.13 ("Changes in Law"), or denies permission for Borrowers to enter a substantially different business pursuant to Section 7.17 ("Change in Business"). The indemnities provided for in Article 11 ("Indemnification") shall survive the payment in full of the Loan and the Other Obligations and the termination of this Agreement.

         2.9  PAYMENTS.  All sums paid to Bank by Borrowers hereunder shall be
              --------
paid directly to Bank, without setoff or counterclaim, in immediately available funds, and in such coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debt.
Bank shall send Parent statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on Borrowers unless Parent notifies Bank to the contrary within ten (10) days of its receipt of any statement which it deems to be incorrect. Bank may, in its sole discretion (a) charge against any deposit account of any Borrower all or any part of any amount due hereunder and
(b) advance to any Borrower, and charge to the Revolving Loan, a sum sufficient each month to pay all interest accrued on the Revolving Loan and fees due under this Agreement during or for the immediately preceding month. Borrowers shall be deemed to have requested an advance under the Revolving Loan upon the occurrence of an overdraft in any of Borrowers' checking accounts maintained with Bank or another bank owned by SouthTrust Corporation.

         2.10  COMMITMENT FEE.   Borrowers shall pay to Bank annually in
               --------------
advance on the date of this Agreement and on each anniversary of it during the term of the Agreement, a commitment fee of one-eighth percent (1/8%) of the maximum amount of the Revolving Loan credit facility.

         2.11 ILLEGALITY.  Notwithstanding any other provisions of this
              ----------
Agreement, if any Requirement of Law or interpretation or application thereof makes it unlawful for Bank to make or maintain LIBOR Loans as contemplated by this Agreement, (a) Bank's commitment with respect to such Loans will be cancelled and (b) any LIBOR Loan will be converted to a Base Rate Loan on the following Interest Payment Date or within such earlier date as required by law. If any such conversion or prepayment occurs on a day other than at the end of the Interest Period for the LIBOR Loan, Borrowers shall promptly pay to Bank such amounts, if any, as are required pursuant to Section 2.14 hereof ("Indemnity"). If circumstances subsequently change so that Bank is not further affected, Bank shall so notify Parent of the change and upon the written request of Parent, Bank's obligations to make the LIBOR Loan will be reinstated.

         2.12  DEPOSITS UNAVAILABLE.  If Bank shall have determined that
               --------------------

         (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to any Bank in its relevant market; or

         (b) By reason of circumstances affecting Bank's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans, then, upon notice from Bank to Borrowers, the obligations of Bank under Section 2.1 and Section 2.2 to make or continue any Loans as, or to convert any Loans into, LIBOR Loans shall forthwith be suspended until Bank shall notify Parent and the Banks that the circumstances causing such suspension no longer exist.

         2.13  CHANGES IN LAW.
               --------------

         In the event that any Requirement of Law or any change therein or in the interpretation or application thereof or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

              (i) does or shall subject Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, or any LIBOR Loan made by it, or change the basis of taxation of payments to Bank of principal, commitment fee, interest, or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank);

              (ii) does or shall impose, modify, or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Bank which is not otherwise included in the determination of the LIBOR Rate hereunder; or

              (iii)  does or shall impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank, by any amount which Bank deems to be material, of making, renewing, or maintaining Advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its LIBOR Loan, then, in any such case, Borrower shall promptly pay Bank, upon its demand, any additional amounts necessary to compensate Bank for such additional cost or reduced amount receivable. If Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Parent of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Bank to Parent shall be conclusive in the absence of manifest error without prejudice to the survival of any other agreement of Borrowers.

         In the event that Bank determines that the adoption of any law, rule, regulation, or guideline regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by Bank or any corporation controlling Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation, or guideline, does or shall have the effect of reducing the rate of return on Bank's or such corporation's capital as a consequence of its obligations hereunder to make LIBOR Loans to a level below that which Bank or such corporation could have achieved but for such adoption, change, or compliance (taking into consideration Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, after submission by Bank to Parent of a written request therefore, Borrowers shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. The covenants in this section survive termination of this Agreement and repayment of the Obligations.

         2.14 INDEMNITY.  Borrowers shall indemnify and hold Bank harmless for
              ---------
all losses and costs (including the costs of reemploying at lower rates funds obtained to maintain LIBOR Loans), which Bank may sustain or incur as a consequence of:

         (a) default by Borrowers in accepting a borrowing, after Parent has given written notice pursuant to Section 2.2 ("Notice and Manner of Borrowing for Revolving Loan") requesting that a LIBOR Loan be continued pursuant to that section; or

         (b) the occurrence of any Event of Default under this Agreement that results in the acceleration of the maturity of the principal of a LIBOR Loan; or

         (c) the occurrence of any event that results in the prepayment of any LIBOR Loan before the last day of the applicable Interest Period.

         Bank shall promptly notify Parent of any event of which it has knowledge which will entitle Bank to compensation in accordance with this section. The notice by Bank as to any additional amount or amounts required to be paid to Bank, in the absence of manifest error, shall be binding and conclusive. Borrowers shall pay to Bank, within five (5) days after delivery of notice by Bank to Borrowers, the additional amount or amounts requested by Bank. Without prejudice to the survival of any other agreement of Borrowers, the covenants in this section survive termination of this Agreement and repayment of the Obligations.

         2.15  LIMITATION ON INTEREST CHARGES.  Bank and Borrowers intend to
               ------------------------------
comply strictly with applicable law regulating the maximum allowable rate or amount of interest that Bank may charge and collect on the Loans to Borrowers pursuant to this Agreement. Accordingly, and notwithstanding anything in any Note or in this Agreement to the contrary, the maximum, aggregate amount of interest and other charges constituting interest under applicable law that are payable, chargeable, or receivable under the Note and this Agreement shall not exceed the maximum amount of interest now allowed by applicable law or any greater amount of interest allowed because of a future amendment to existing law. Borrowers are not liable for any interest in excess of the maximum lawful amount, and any excess interest charged or collected by Bank will constitute an inadvertent mistake and, if charged but not paid, will be cancelled automatically, or, if paid, will be either refunded to Borrowers or credited against the outstanding principal balance of the applicable Note, at the election of Borrowers.

         2.16  LETTERS OF CREDIT.
               -----------------

         (a) Standby Letter of Credit Financing.  Subject to the terms and
             ----------------------------------
conditions of this Agreement, Bank agrees to issue, extend, or renew standby letters of credit for the account of Borrowers. The total availability of advances under the Revolving Loan will be reduced by the aggregate amount of outstanding and unpaid standby letters of credit issued by Bank. The aggregate amount available for standby letter of credit financing will be subject to the limitations set forth in section 2.1 ("Revolving Loan") and shall not at any time exceed $1,000,000.

         (b) Payment.  All payments made by Bank under any such letters of
             -------
credit (whether or not a Borrower is the account party or drawer) and all fees, commissions, discounts and other amounts owed or to be owed to Bank in connection therewith (unless otherwise paid or reimbursed to Bank by Borrowers), shall be deemed to be advances under the Revolving Note, and shall be repaid and bear interest in accordance with its terms and the terms of this Agreement. On the termination or maturity date of the Revolving Loan (whether at stated maturity, by acceleration, or otherwise), Borrowers shall, on demand, deliver to Bank good funds equal to 100% of Bank's maximum liability under all outstanding letters of credit, to be held as cash collateral for Borrowers' reimbursement obligations and other Indebtedness.

         (c) Applications and Supplemental Forms.  Borrowers shall complete and
             -----------------------------------
sign such applications and supplemental agreements and provide such other documentation as Bank may require. The form and substance of all letters of credit shall be subject to Bank's approval. Among other requirements, the tenor of any letter of credit will not extend beyond one year.

         (d) Commissions and Fees.  Borrowers shall pay as a commission in
             --------------------
connection with the issuance of standby letters of credit an amount equal to one percent (1%) per annum of the aggregate amount available to be drawn under the letter of credit. In addition to these fees, Borrowers shall pay or reimburse Bank for such normal and customary costs and expenses that are incurred or charged by Bank in issuing, effecting payment, or administering any letter of credit (including, without limitation, amendment fees, corresponding bank fees, re-issuance costs, and cancellation fees).

         (e) Requirement of Law.  If any Requirement of Law or any change in the
             ------------------
interpretation or application thereof by any Governmental Authority charged with the administration thereof shall either (i) impose, modify, assess or deem applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by Bank or (ii) impose on Bank any other condition regarding any letter of credit, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to bank of issuing or maintaining such letter of credit, or its participation therein, as the case may be (which increase in cost shall be the result of Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by Bank, Borrowers shall immediately pay to Bank from time to time as specified by Bank additional amounts which shall be sufficient to compensate Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the Base Rate. A certificate as to the fact and amount of such increased cost incurred by Bank as a result of any event mentioned in clauses (i) or (ii) above, submitted by Bank to Borrowers, shall be conclusive, absent manifest error.

         (f) Nature of Obligations.  To induce Bank to issue letters of credit,
             ---------------------
Borrowers agree that neither Bank nor its agents or correspondents will be liable or responsible for, and Borrowers' absolute, reasonable, and unconditional obligation to reimburse Bank for the obligations will not be affected by, any event or circumstance, including:

         (i) any lack of validity or enforceability of this Agreement, any other Loan Document, or any letter of credit;

         (ii) any amendment, or waiver of, or consent to, or departure from, this Agreement, any other Loan Document, or any letter of credit;

         (iii) the existence of any claim, set-off, defense, or other right that Borrowers might have at any time against any beneficiary or any transferee of the letter of credit (or any persons for whom any such beneficiary, or any such transferee might be acting), Bank (except as otherwise provided in this Agreement), or any other Person, whether in connection with the letter of credit, this Agreement or other Loan Documents, or the transactions contemplated by those documents or any unrelated transaction;

         (iv) any statement, certificate, draft, or other document presented under a letter of credit proving to be forged, fraudulent, invalid, or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect; provided that the payment is not the result of
                               --------
    the gross negligence or willful misconduct of Bank;

         (v) any non-application or misapplication by any beneficiary of the proceeds of any drawing under a letter of credit;

    provided that the failure is not the result of the gross negligence or
    --------
    willful misconduct of Bank;

         (vi) payment by Bank against presentation of documents that do not strictly comply with the terms of the letter of credit; provided that the
                                                            --------
    failure is not the result of the gross negligence or willful misconduct of Bank;

         (vii) the failure by Bank to honor any drawing under any letter of credit; provided that the failure is not the result of the gross negligence
            --------
    or willful misconduct of Bank;

         (viii) the transfer of any letter of credit; provided that the transfer
                                                      --------
    is not the result of the gross negligence or willful misconduct of Bank; or

         (ix) the surrender or impairment of security for the performance or observance of any of the terms of this Agreement or any other Loan Document.

    (g) Liability of Bank.  Borrowers assume all risks of the acts or omissions
        -----------------
of Bank and each beneficiary or transferee of a letter of credit with respect to their use of the letter of credit. Neither Bank nor any of its officers, employees, or directors will be liable or responsible to any Person for:

         (i) the use that any beneficiary makes of a letter of credit or for any of their acts or omission of any beneficiary;

         (ii) the form, validity, sufficiency, accuracy, genuineness, or legal effect of documents presented, or of any endorsement on the documents, even if the documents prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; provided that the payment is not the result of the gross negligence or wilful misconduct of Bank;

         (iii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the letter of credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that prove to be invalid or ineffective for any reason; provided that the payment is not the result of the gross negligence or wilful misconduct of Bank;

         (iv) failure of any beneficiary to comply fully with conditions required to effect a drawing under a letter of credit;

         (v) any loss or delay in the transmission or otherwise of any document or draft required to make a drawing under a letter of credit; or

         (vi) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other means of communication;

         (vii) any other circumstances whatsoever in making or failure to make payment under any letter of credit, except only that Borrowers will have a claim against Bank, and Bank will be liable to Borrowers to the extent of damages (but only to the extent of any direct, as opposed to consequential, damages) suffered by Borrowers that Borrowers prove were caused by (A) Bank's wrongful payment under a letter of credit that results from Bank's willful misconduct or gross negligence in determining whether documents presented under a letter of credit comply with the terms of such letter of credit, or (B) Bank's wrongful failure to pay under a letter of credit after the beneficiary's presentation to it of a sight draft and certificate strictly complying with the terms and conditions of the letter of credit.

    (h) The letters of credit issued under this Section will be governed by the Uniform Customs of Practice for Documentary Credit (1993 Rev.), International Chamber of Commerce Publication No. 500, as revised from time to time, except to the extent that the terms of such publication would limit or diminish rights granted to Bank hereunder or in any other Loan Document.

    3.   CONDITIONS OF LENDING.
         ---------------------

         3.1  CONDITIONS PRECEDENT TO INITIAL ADVANCE.  In addition to any other
              ---------------------------------------
requirements set forth in this Agreement, Bank shall not be obligated to make the Term Loan, or any advance under the Revolving Loan, unless at the time thereof the following conditions shall have been met:

         (A) CORPORATE PROCEEDINGS.  All proper corporate proceedings shall have
             ---------------------
been taken by Borrowers to authorize this Agreement and the transactions contemplated hereby.

         (B) DOCUMENTATION.  All instruments and proceedings in connection with
             -------------
the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Bank, and Bank shall have received on the date of this Agreement copies of all documents including records of corporate proceedings, which it may have requested in connection therewith, including certified copies of resolutions adopted by the Board of Directors of each Borrower, certificates of good standing, and certified copies of the Articles of Incorporation and Bylaws, and all amendments thereto, of each Borrower.

         (C) LOAN DOCUMENTS.  Bank shall have received executed copies of all
             --------------
instruments evidencing security for the Loans and copies of the insurance policies and related certificates of insurance referred to in Sections 6.1 ("Insurance") and 9.5 ("Insurance").

         (D) NO DEFAULT.  No event shall have occurred or be continuing which
             ----------
constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both.

         (E) PERFECTION OF LIENS.  UCC-1 financing statements, collateral
             -------------------
assignments, and, if applicable, certificates of title covering the Collateral executed by Borrowers shall have been duly recorded or filed in the manner and places required by law to establish, preserve, protect, and perfect the interests and rights created or intended to be created by this Agreement and any other security agreement. Bank shall have received certificates evidencing the Subsidiary Stock, together with blank stock powers assigning the Subsidiary Stock to Bank.

         (F) REPORTS.  Bank shall have received all reports and information from
             -------
Borrowers called for under the Agreement as and when due.

         (G) OPINION OF COUNSEL.  Bank shall have received on the date of this
             ------------------
Agreement an opinion from counsel to Borrowers satisfactory to Bank which is in the form of Exhibit "B" hereto and with respect to such other matters relating to the transactions contemplated hereby as Bank may reasonably request.

         (H) INCUMBENCY CERTIFICATE.  Bank shall have received an incumbency
             ----------------------
certificate, dated as of the date of this Agreement, executed by the Secretary or Assistant Secretary of each Borrower, which shall identify by name and title and bear the signature of the officer of such Borrower authorized to sign this Agreement and the Notes on behalf of such Borrower. Bank shall be entitled to rely upon such incumbency certificates in completing the transactions contemplated herein or in any Loan Document.

         (I) CONSENTS.  Bank shall have received consents and agreements of the
             --------
landlords of each of the premises leased by Borrowers on which the Collateral is located as provided in Section 4.1 ("Security"), all in form reasonably satisfactory to Bank.

         (J) LIEN SEARCH.  Bank shall have received a report from the Florida
             -----------
Department of State and any other jurisdiction in which any of the Collateral is located or in which Borrowers are located indicating that there are no Liens against that portion of the Collateral constituting personal property, except the Liens permitted by Section 7.2 ("Liens and Security Interests").

         (K) NO ADVERSE CHANGE.  There shall have been no material adverse
             -----------------
change in the condition, financial or other, of any Borrower, from such condition as it existed on the date of the most recent financial statements of such Person delivered before the date of this Agreement.

         (L) FEES AND EXPENSES.  Bank shall have received all amounts required
             -----------------
to be paid by Borrowers or another Person pursuant to the commitment letter delivered by Bank to Borrowers in connection with the Revolving Loan.

         (M) REAL ESTATE MORTGAGE.  Bank shall have received the Mortgages duly
             --------------------
executed by Parent granting to Bank a first lien on each parcel of the Real Estate and rents and leases arising from the Real Estate.

         (N) TITLE INSURANCE.  Bank shall have received commitments for the
             ---------------
issuance of a standard ALTA mortgagee title insurance policy from a company approved by Bank. The commitment for title insurance shall provide coverage of not less than the amount of the Term Loan, insuring the Mortgages as valid first liens on the Real Estate, subject only to exceptions approved by Bank. The commitment shall specify such affirmative coverages and endorsements as Bank or Bank's counsel deems appropriate and specify Bank, as well as its successors and/or assigns, as the insured party.

         (O) SURVEYS.  Bank shall have received two sealed copies of a current
             -------
survey of each parcel of the Real Estate, prepared and certified within 60 days of the Closing Date by a registered surveyor or a licensed professional engineer, which complies with all requirements set forth in the loan commitment and is otherwise in form and substance satisfactory to Bank and its counsel.

         (P) APPRAISALS AND ENVIRONMENTAL ASSESSMENTS.  Bank shall have received
             ----------------------------------------
current appraisals of each of the Real Estate and the Equipment expressing an opinion of the Real Estate's market value and the Equipment's fair market value that are satisfactory to Bank. Bank also shall have received a Phase I Environmental Assessment Report concerning each parcel of the Real Estate satisfactory in form, scope, and substance to Bank and Bank's counsel and providing evidence satisfactory to Bank and Bank's counsel that the Real Estate does not contain asbestos or any other material or substance that is regulated or prohibited by local, state, or federal environmental laws or regulations or that are known to pose a hazard to the environment or to human health, except those materials or substances that are disclosed in writing to, and approved in writing by, Bank. The environmental consultant shall have been ordered directly by Bank at the sole cost of Borrowers.

         (Q) CERTIFICATES OF TITLE.  Borrowers shall have delivered Certificates
             ---------------------
of Title for any vehicles constituting part of the Equipment.

         (R) UNFUNDED AVAILABILITY.  Borrowers have excess unfunded availability
             ---------------------
on the Revolving Loan of at least $500,000 as of the effective date of this Agreement.

         (S) ADDITIONAL DOCUMENTS.  Bank shall have received such additional
             --------------------
legal opinions, certificates, proceedings, instruments, and other documents as Bank or its counsel may reasonably request to evidence (i) compliance by Borrowers with legal requirements, (ii) the truth and accuracy, as of the date of this Agreement, of the representations of Borrowers contained herein, and
(iii) the due performance or satisfaction by Borrowers, at or prior to the date hereof, of all agreements required to be performed and all conditions required to be satisfied by Borrowers pursuant hereto.

         3.2  CONDITIONS PRECEDENT TO EACH ADVANCE.
              ------------------------------------

         The following conditions, in addition to any other requirements set forth in this Agreement, must have been met or performed before each advance under any Loan:

         (A) BORROWER'S REPORT.  To the extent required by Bank, Borrowers have
             -----------------
delivered to Bank a Borrower's Report.

         (B) SUPPLEMENTARY CORPORATE PROCEEDINGS.  Any supplementary corporate
             -----------------------------------
proceedings necessary to authorize the transaction have been taken by Borrowers.

         (C) ACCURACY OF REPRESENTATIONS.  All representations and warranties
             ---------------------------
made by Borrowers in this Agreement or otherwise in writing in connection with this Agreement are true and correct as if made on and as of the proposed date of the advance of Loan proceeds, and to the extent requested by Bank, Borrowers have so certified in writing.

         (D) NO DEFAULT.  No Default has occurred and is continuing, and to the
             ----------
extent requested by Bank, Borrowers have so certified in writing.

         (E) FURTHER ASSURANCES.  Borrowers shall have delivered such further
             ------------------
documentation or assurances that Bank reasonably requires.

    4.   SECURITY FOR LOANS AND SPECIAL COLLECTION ACCOUNT.
         -------------------------------------------------

         4.1  SECURITY.  The Loans, each Note, and all other Obligations shall
              --------
be secured by each of the following:

         (a) A first-priority security interest in Borrowers' Accounts, Documents, Instruments, Chattel Paper, General Intangibles, Equipment, and Inventory, the Real Estate, and other properties and interests as provided for in Article 8 ("Grant of Security Interest"); and

         (b) A first-priority mortgage lien on each parcel of the Real Estate pursuant to the Mortgages.

         Borrowers agree to execute and deliver, or cause the execution and delivery of, such security agreements, deeds of trust, mortgages, assignments, guaranties, consents, subordination agreements, and financing statements as may be required by Bank to evidence such security, all in form satisfactory to Bank, as well as such consents and agreements of the landlords of each of the premises leased by Borrowers on which the Collateral is located, all in form satisfactory to Bank.

         4.2  SPECIAL COLLECTION ACCOUNT.  Borrowers shall open a special
              --------------------------
collection account (the "Special Collection Account") with Bank, or with another bank designated by Bank with the consent of Parent, in which all funds received by Borrowers from sales of Inventory, all refunds of taxes, all remittances by Borrowers' Account Debtors, and all other proceeds of Collateral, shall be deposited no later than the next regular banking day following receipt thereof. Bank shall have the exclusive right to withdraw or debit funds from the Special Collection Account which may be accomplished by any directive signed by any two officers of Bank. At least weekly and more often if Bank so elects, the collected balance in the Special Collection Account shall be withdrawn by Bank and applied to the Revolving Loan. If any report by Borrowers required by this Agreement shall show insufficient Aggregate Loan Values to entitle Borrowers to maintain the then-current balance owing under the Revolving Loan after applying thereto the collected balance of the Special Collection Account, then Borrowers shall immediately deposit into the Special Collection Account sufficient immediately available funds from which Bank may draw in order to reduce the principal balance of the Revolving Loan to the amount allowable under the provisions of this Agreement. At the request of Bank, Borrowers shall execute documents provided by Bank to allow officers of Bank to sign checks drawn on accounts of Borrowers maintained in other banks for the purpose of transferring funds to an account or accounts of any Borrower maintained with Bank or another bank owned by SouthTrust Corporation, including, without limitation, the Special Collection Account.

    5.   REPRESENTATIONS, WARRANTIES, AND GENERAL COVENANTS.
         --------------------------------------------------

         Borrowers represent, warrant, and covenant to and with Bank, which representations, warranties, and covenants are joint and several and shall survive until the Obligations are indefeasibly satisfied in full, that:

         5.1  ORGANIZATION AND QUALIFICATION.  Each Borrower is a corporation
              ------------------------------
duly organized, validly existing, and in good standing under the laws of its state of incorporation; has the corporate power to own its properties and to carry on its business as now being conducted; and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

         5.2  CORPORATE POWER AND AUTHORIZATION; COMPLIANCE WITH LAW.  Each
              ------------------------------------------------------
Borrower has full power and authority to enter into this Agreement, to borrow hereunder, to execute and deliver the Notes and the other Loan Documents, and to incur the obligations provided for herein, all of which have been authorized by all proper and necessary corporate action. Each Borrower further (x) is in compliance with all Requirements of Law applicable to it and (y) possesses all governmental franchises, licenses, and permits that are necessary to own or lease its assets and to carry on its business as now conducted.

         5.3  ENFORCEABILITY; NO LEGAL BAR.  This Agreement has been, and each
              ----------------------------
other Loan Document to which it is a party will be, duly executed and delivered to Bank on behalf of each Borrower. This Agreement and each of the other Loan Documents constitute, and each Note when executed and delivered for value received will constitute, a valid and legally binding obligation of each Borrower enforceable in accordance with their respective terms. The execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which it is a party, and Borrowers' borrowings pursuant to this Agreement and use of the loan proceeds will not violate any Requirement of Law applicable to any Borrower or constitute a breach or violation of, a default under, or require any consent under, any of its Contractual Obligations, and will not result in a breach or violation of, or require the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

         5.4  PENDING ACTIONS.  No action or investigation is pending or, so far
              ---------------
as Borrowers' officers and directors know, threatened before or by any court or administrative agency against any Borrower or against any of its businesses, properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated by them, or (b) which might result in any Material Adverse Effect on any Borrower.

         5.5  FINANCIAL INFORMATION.
              ---------------------

          (a) Financial Statements.  The audited consolidated financial
              --------------------
statements of Parent dated September 30, 1994 (the "Financial Statement Date"), and the unaudited consolidated financial statements of Parent dated as of March 31, 1995, heretofore delivered to Bank, and all other financial statements and reports furnished by Parent to Bank are complete and correct and fairly present the financial condition of Parent on a consolidated basis and the results of its operations and transactions as of the dates and for the periods referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of Borrowers as of the date of such financial statements which are not reflected therein or in the notes thereto. Neither said financial statements nor any other financial statements, reports, and information furnished by Borrowers to Bank contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Borrower have failed to disclose to Bank in writing which materially affects adversely or, so far as Borrowers can now foresee, will materially affect adversely the Collateral, business, prospects, profits, or condition (financial or otherwise) of any Borrower or the ability of any Borrower to perform this Agreement.

          (b) SEC Filings.  Parent previously has furnished or made available to
              -----------
Bank accurate and complete copies of forms, reports, and documents filed by Parent with the Securities and Exchange Commission ("SEC") since September 30, 1994, (the "SEC Documents"), which include all reports, schedules, proxy statements, and registration statements filed or required to be filed by Parent with the SEC since September 30, 1994. Parent has also furnished to Bank copies of its Annual Report on Form 10-K for the fiscal year ended September 30, 1993. (All of the foregoing documents are collectively, the "SEC Documents.") As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in those documents are necessary to make the statements in those documents not misleading, in light of the circumstances in which they were made.

         5.6  NO CHANGE.  Since the Financial Statement Date there has not been:
              ---------
(i) any material adverse change in the assets, liabilities, business, or condition (financial or other) of Borrowers on a consolidated basis; (ii) any loss, damage, or destruction, whether or not covered by insurance, that materially adversely affected the assets or property of any Borrower; (iii) any distribution by any Borrower to its shareholders in cash, securities, or other property; (iv) any change in any of Borrowers' accounting methods, practices, or principles or depreciation and amortization rates or policies, except as required by law or to conform with GAAP; or (v) except in the usual and ordinary course of business, any of the following: (A) any breach, execution, extension, modification, or termination by any Borrower of any Contractual Obligation; (B) any disposition by any Borrower of, or the imposition of a Lien on, any asset of any Borrower, except for a Lien permitted under Section 5.7 ("Title to Properties"); (C) any cancellation of a debt owed to, or a claim held by, any Borrower; or (D) any Event of Default. No Contractual Obligation of any Borrower and no Requirement of Law materially adversely affects, or to the extent that Borrowers can reasonably foresee might have a Material Adverse Effect on any Borrower.

         5.7  TITLE TO PROPERTIES.  Each Borrower has good and marketable title
              -------------------
to all of its assets, subject to no Lien, except inchoate Liens arising by operation of law for obligations which are not yet due and except for the Liens and security interests described on Exhibit "C." Each Borrower enjoys peaceable and undisturbed possession under all leases under which it is operating, and none of such leases contain any provisions which may materially and adversely affect or impair the operations of any Borrower, and all of such leases are valid and subsisting and in full force and effect.

         5.8  PENSION PLANS.  Except as set forth in the SEC Documents, no
              -------------
Borrower has established or is a party to any Plan or to any stock option or deferred compensation plan or contract for the benefit of its employees or officers, any pension, profit sharing or retirement plan, stock redemption agreement, or any other agreement or arrangement with any officer, director, or stockholder, members of their families, or trusts for their benefit. Each Borrower is in compliance with all applicable provisions of ERISA. Neither Borrowers nor any of their Subsidiaries has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could result in a material adverse change in the financial condition of any Borrower, including, but not limited to, any Reportable Event or Prohibited Transaction, exists in connection with any Plan. Neither Borrowers nor any of their Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

        5.9   TAXES.  Borrowers have filed all federal, state, and local tax
              -----
returns which are required to be filed and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received by Borrowers. Borrowers have paid all withholding, FICA and other payments required by federal, state or local governments with respect to any wages paid to employees. Except as set forth in
Schedule 5.9, no Borrower is subject to any pending audit or investigation of its tax compliance by any federal, state, or local government.

        5.10  COLLATERAL.  The security interests granted to Bank herein and
              ----------
pursuant to any other security agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the security agreement, will constitute, a security interest under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior, and prior to the rights of all third persons, now existing or hereafter arising, subject only to Liens permitted pursuant to this section. All of the Collateral is intended for use solely in Borrowers' business. Borrowers shall defend the Collateral against all claims and demands of all other parties who at any time claim any interest in the Collateral.

        5.11  LABOR LAW MATTERS.  Under present management, no goods or services
              -----------------
will be produced by any Borrower in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour, or other similar laws or regulations. Except for the collective bargaining agreement with the IAM for the Marquette Iowa, facility, no collective bargaining agreement concerning any of Borrowers' employees exists or is being negotiated.

        5.12  JUDGMENT LIENS.  Neither Borrowers nor any of their assets are
              --------------
subject to more than $250,000 in the aggregate of unpaid judgments or judgment liens in any jurisdiction.

        5.13  PLACE OF BUSINESS.  Each Borrower's chief executive office is
              -----------------
located at 5201 North Orange Blossom Trail, Orlando, Florida, and it has not changed the location of its chief executive office from a location in a different state within the last five (5) years. Each Borrower's places of business are set forth on the attached Exhibit "E" and the Inventory is and shall be located only at one of those locations. The Real Estate constituting each said location is owned by the Borrower set forth in the Exhibit. With respect to locations not owned by Parent, said exhibit sets forth the name and address of each landlord, the location of the property, and the remaining term of the lease. Parent has separately furnished to Bank true and correct copies of the lease agreements for each said parcel.

        5.14  FULL DISCLOSURE.  All information furnished by Borrowers to Bank
              ---------------
concerning Borrowers, their financial condition, the Collateral, or otherwise for the purpose of obtaining credit or an extension of credit, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. The books of account, minute books, and stock record books of Borrowers are complete and correct and have been maintained in accordance with good business practices, and there have been no transactions adversely affecting the business of Borrowers that should have been set forth therein and have not been so set forth.

        5.15  BORROWERS' NAME.  Borrowers have not changed their names or been
              ---------------
known by any other names within the last five (5) years, nor have any of them been the surviving corporation in a merger effected within the last five (5) years.

        5.16  EXISTING DEBT.  Borrowers are not in default with respect to any
              -------------
of its existing Debt or with respect to any Contractual Obligation to which any Borrower is a party. Borrowers are not subject to any federal, state or local tax Liens, nor has such Person received any notice of deficiency or other official notice to pay any taxes. Borrowers have paid all sales and excise taxes payable by them.

        5.17  INSOLVENCY.  Each Borrower is now and, after giving effect to the
              ----------
transactions contemplated hereby will be, Solvent.

        5.18  INTELLECTUAL PROPERTY.  Each Borrower owns or is licensed to use,
              ---------------------
all patents, trademarks, trade names, copyrights, technology, know-how, and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") all of which is described in Exhibit "G" to this Agreement. Any material licenses of the Intellectual Property are set forth in Exhibit "G" to this Agreement. Except as described in Schedule 5.18, all of which claims are immaterial to Borrowers, no claim has been asserted and is pending by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property and Borrowers do not know of any valid basis for any such claim. The use of the Intellectual Property by Borrowers does not infringe on the rights of any Person in a manner that might cause a Material Adverse Effect on Borrower.

        5.19  SUBSIDIARIES.  Borrowers have no Subsidiaries, except as indicated
              ------------
on Exhibit "F" to this Agreement.

        5.20  ENVIRONMENTAL MATTERS.  Borrowers are in compliance with all
              ---------------------
Environmental Regulations and with all other federal, state, and local laws and regulations relating to the environment and pollution, including such laws and regulations regulating hazardous, radioactive and toxic materials and underground petroleum products storage tanks. No assessment, notice of (primary or secondary) liability or notice of financial responsibility, or the amount thereof, or to impose civil penalties has been received by Borrowers, and there are no facts, conditions, or circumstances known to Borrowers which could result in any investigation or inquiry if all such facts, conditions, and circumstances, if any, were fully disclosed to the applicable governmental authority. Borrowers represent and warrant that Borrowers have obtained any permits, licenses, or similar authorizations to construct, occupy, operate, or use any buildings, improvements, fixtures, or equipment in connection with its business that are required by reason of any Environmental Regulations.
Borrowers represent and warrant that except in compliance with Environmental Regulations, no oil, toxic or hazardous substances, or solid wastes have been disposed of or released by Borrowers in connection with the operation of its business and that Borrowers will not dispose of or release oil, toxic or hazardous substances, or solid wastes at any time in its operation of its business (the terms "hazardous substance" and "release" shall have the meanings specified in the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and the terms "solid waste" and "disposal," "dispose," or "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein).

        5.21  OWNERSHIP.  All issued and outstanding capital stock of each
              ---------
Subsidiary is owned as set forth on Exhibit "F." Except as set forth above, there are not outstanding any warrants, options, or rights to purchase any shares of capital stock of the Subsidiaries nor does any Person have a Lien upon any of the capital stock of Borrowers.

        5.22  INVENTORY.  Substantially all Inventory is marketable in the
              ---------
ordinary course of business. All Inventory has been produced, and during the term hereof will be produced, in compliance with the requirements of the Federal Fair Labor Standards Act. Except for Inventory in an aggregate amount not exceeding $20,000, no Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Bank's prior written consent and, if Bank gives such consent, Borrowers will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Bank, in form and substance acceptable to Bank, warehouse receipts therefor in Bank's name. No Inventory is or will be consigned to any Person without Bank's prior written consent, and, if such consent is given, Borrowers shall, prior to the delivery of any Inventory on consignment, (i) provide Bank with all consignment agreements to be used in connection with such consignment, all of which shall be acceptable to Bank, (ii) prepare, execute, and file appropriate financing statements with respect to any consigned Inventory, showing Bank as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Bank copies of the results of all such searches, and (iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrowers expect to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type.

        5.23  REPRESENTATIONS TRUE.  No representation or warranty by Borrowers
              --------------------
contained herein or in any certificate or other document furnished by Borrowers pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

    Bank acknowledges that any of the foregoing representations and warranties proving false or misleading will not constitute an Event of Default unless false or misleading in a respect that is material to Borrowers, in accordance with
Section 10.4 ("Other Defaults"). Further, although such representations or warranties proving to be false or misleading will constitute an Event of Default if material, Bank will not be entitled to damages for such a breach of representation if Borrowers indeed did not have knowledge of the facts that caused the representation to be false or misleading.

    6.   AFFIRMATIVE COVENANTS.  Borrowers jointly and severally agree and
         ---------------------
covenant that until the Obligations have been indefeasibly paid in full and until Bank has no further obligation to make advances under the loan, each Borrower shall:

         6.1  INSURANCE.  Maintain insurance with insurance companies reasonably
              ---------
satisfactory to Bank on such of its properties, in such amounts and against such risks as is customarily maintained in similar businesses operating in the same vicinity, and shall file with Bank upon request, from time to time, a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof, and the properties and risks covered thereby, and, within 10 Business Days after notice in writing from Bank, shall obtain such additional insurance as Bank may reasonably request. All such policies shall name Bank as a named insured (together with Borrowers) and provide that any losses payable thereunder shall (pursuant to loss payable clauses, in form and content acceptable to Bank, to be attached to each policy) be payable to Bank jointly with the applicable Borrower, and provide that the insurance provided thereby, as to the interest of Bank, shall not be invalidated by any act or neglect of Borrowers, nor by the commencing of any proceedings by or against any Borrower in bankruptcy, insolvency, receivership, or any other proceedings for the relief of a debtor, nor by any foreclosure, repossession, or other proceedings relating to the property insured, nor by any occupation of such property or the use of such property for purposes more hazardous than permitted in the policy. Bank will not be named as an insured with respect to property other than Equipment located at the Orlando facility. Borrowers hereby assign to Bank all right to receive proceeds, directs any insurer to pay all proceeds directly to Bank jointly with the applicable Borrower, shall endorse to Bank any check or draft for such proceeds that is jointly payable to Bank and Borrower, and authorizes Bank to endorse any check or draft for such proceeds and apply the same toward satisfaction of the Obligations, except for claims arising from the Indiana Property, for so long as the Indiana Property is not included in the Collateral, and except for up to $50,000 of such proceeds during each fiscal year, which, in the absence of a Default, Bank shall pay to Borrower. Borrowers shall furnish to Bank insurance certificates, in form and substance satisfactory to Bank, evidencing compliance by it with the terms of this Section and, upon the request of Bank at any time, Borrowers shall furnish Bank with photostatic copies of the policies required by the terms of this Section. Borrowers will cause each insurer under each of the policies to agree (either by endorsement upon such policy or by letter addressed to Bank) to give Bank at least 30 days' prior written notice of the cancellation of such policies in whole or in part or the lapse of any coverage thereunder. Borrowers agree that it will not take any action or fail to take any action which action or inaction would result in the invalidation of any insurance policy required hereunder. At least three (3) days prior to the date the premiums on each such policy or policies shall become due and payable, Borrowers shall furnish to Bank evidence of the payment of such premiums. Borrowers shall furnish to Bank such evidence of insurance as Bank may require.

         6.2  CORPORATE EXISTENCE; QUALIFICATION.  Maintain its corporate
              ----------------------------------
existence and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes its qualification necessary, maintain good standing.

         6.3  TAXES.  During its fiscal year, accrue all current tax liabilities
              -----
of all kinds, all required withholding of income taxes of employees, all required old age and unemployment contributions, all required payments to employee benefit plans, and pay the same when they become due.

         6.4  COMPLIANCE WITH LAWS.  Comply with all Requirements of Law,
              --------------------
including Environmental Regulations, and pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a

Lien against property of Borrowers, except claims being contested in good faith by appropriate proceedings (provided Borrowers promptly notify Bank in writing of such contest), and against which reserves deemed adequate by Bank have been set up. Specifically, Borrowers shall pay when due all taxes and assessments upon the Collateral, this Agreement, the Notes, or any Loan Document, including, without limitation, any stamp taxes or intangibles taxes imposed by virtue of the transactions outlined herein.

         6.5  ANNUAL FINANCIAL STATEMENTS.  Parent shall, within 120 days after
              ---------------------------
the close of each fiscal year, furnish Bank with annual audited financial statements of Borrowers on a consolidated and consolidating basis, consisting of balance sheets, operating statements and such other statements as Bank may reasonably request, for the period(s) involved, prepared in accordance with GAAP consistently applied for the period involved and for the preceding fiscal year and certified as correct by independent certified public accountants reasonably acceptable to Bank.

         6.6  INTERIM FINANCIAL STATEMENTS.  Parent shall, within 40 days after
              ----------------------------
the close of each calendar month, furnish Bank with unaudited monthly and year-to-date financial statements of Borrowers on a consolidated and consolidating basis, consisting of balance sheets and operating statements and a listing of all contingent liabilities of Borrowers for the periods involved and such other statements as Bank may reasonably request, prepared in accordance with GAAP applied on a basis consistent with the financial statement(s) previously furnished to Bank, taken from the books and records of Borrowers, and certified as correct by the Chief Financial Officer of Parent.

         6.7  CERTIFICATES; OTHER INFORMATION.  Parent shall furnish to Bank:
              -------------------------------

         (a) concurrently with the delivery of the financial statements referred to in Sections 6.5 and 6.6, a certificate from the President and Chief Financial Officer of Parent in the form of Exhibit "H"; and

         (b) all other information regarding the affairs of Borrowers that Bank from time to time reasonably requests.

         6.8  COLLATERAL REPORTS.  Furnish to Bank at least monthly before the
              ------------------
20th day of the month (a) a detailed accounts receivable aging report as of the last day of the previous month, (b) a detailed accounts payable aging report,
(c) a no usage inventory report, (d) monthly Business History Reports, (e) copies of the daily Accounts Receivable, Cash, and Audit Application General Ledger Interface Report, and (f) a Customer Deposit Allocation Report, all in form and substance, and containing such detail and information as Bank shall request, and when requested by Bank, furnish to Bank copies of all physical inventory listings when prepared by Borrowers. Borrowers shall also furnish to Bank summary job status reports for each Borrower, whenever requested by Bank, and on a quarterly basis, if so requested, a copy of its Stock Status Reports. If Borrowers' unfunded availability declines below $500,000, Bank may increase the frequency and broaden the scope of required reporting.

        6.9   SEC FILINGS.  Furnish to Bank (i) within 120 days following the
              -----------
end of each of Parent's fiscal years, a copy of its Annual Report on Form 10-K as filed with the SEC; (ii) within 50 days of the end of each of Parent's first three fiscal quarters of each year, a copy of its Quarterly Report on Form 10-Q; and (iii) promptly on becoming available, any other report or statement that it filed with the SEC.

        6.10  VISITS AND INSPECTIONS.  (a) give agents and representatives of
              ----------------------
Bank full and reasonable access from time to time during normal business hours to its business premises, offices, properties, books, records, and information;
(b) permit agents and representatives of Bank to make such audit and examination thereof, and conduct such other reasonable investigation, as they consider appropriate to determine and verify its business properties, operation, or condition (financial or other) and to consummate the transactions contemplated by this Agreement; and (c) furnish to Bank and its agents and representatives such additional information with respect to its business and affairs as Bank or they reasonably request from time to time. Borrowers shall bear the costs of such audits, reports, and inspections if a Default has occurred and is continuing.

        Each Borrower shall keep true books, records, and accounts that completely, accurately, and fairly reflect all dealings and transactions relating to its assets, business, and activities and shall record all transactions in such manner as is necessary to permit preparation of its financial statements in accordance with GAAP.

        6.11  PAYMENTS ON NOTES.  Duly and punctually pay the principal and
              -----------------
interest on the Notes, in accordance with the terms of this Agreement and of the Notes, and pay all its other Debt reflected on the financial statements delivered to Bank and referred to in Section 5.5 ("Financial Statements") and all other Debt incurred after the date hereof in accordance with the terms of such Debt.

        6.12  CONDUCT OF BUSINESS.  Conduct its business as now conducted and do
              -------------------
all things necessary to preserve, renew, and keep in full force and effect its rights, patents, permits, licenses, franchises, and trade names necessary to continue its business. Each Borrower shall comply with all Contractual Obligations applicable to it and its business and properties.

        6.13  MAINTENANCE OF PROPERTIES.  Keep its properties in good repair,
              -------------------------
working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto and comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder.

        6.14  ADDITIONAL DOCUMENTS.  Join Bank in executing any security
              --------------------
agreements, assignments, consents, financing statements or other instruments, in form reasonably satisfactory to Bank, as Bank may from time to time request in connection with the Collateral and the other security for the Loans.

        6.15  NOTICE TO BANK.  Promptly notify Bank of:  (a) any Default or
              --------------
Event of Default, (b) the acceleration of the maturity of any Debt or Contractual Obligation; (c) a default in the performance of, or compliance with, any Requirement of Law, Environmental Regulation, or Contractual Obligation of Borrowers that might have a Material Adverse Effect on any Borrower or that is known to any Borrower and not cured within 30 days; (d) any litigation, dispute, or proceeding that is pending or known by Borrowers' officers to be threatened against any Borrower and that might involve a claim for damages or a request for injunctive, enforcement, or other relief that, if granted, might reasonably be expected to have a Material Adverse Effect on any Borrower; (e) a change in either the name or the principal place of business of any Borrower or the office where its books and records are kept; (f) any change in its accounting methods, policies, or practices for financial reporting purposes or any material change in its accounting methods, policies, or practices for tax reporting purposes; (g) any judgment (whether or not stayed) in excess of $20,000; and (h) a material adverse change in the business, operations, assets, property, or condition (financial or other) of any Borrower. Borrowers shall provide with each notice pursuant to this section a statement of an officer of Parent setting forth details of the occurrence referred to in the notice and stating what action Borrowers propose to take with respect to it. For purposes of part (c) above, a "Material Adverse Effect" will be determined with the same standards of materiality applicable under the federal securities laws.

        6.16  SUBORDINATION OF DEBT.  Provide Bank with a debt subordination
              ---------------------
agreement, in form and substance satisfactory to Bank, executed by each Borrower and any Person who is an officer, director, shareholder, or Affiliate of the Borrowers to whom Borrowers are or hereafter become indebted, subordinating in right of payment and claim all of such Debt (except for wages, salaries, and retirement benefits) and any future advances thereon to the full and final payment of the Obligations.

        6.17  COLLECTION OF ACCOUNTS.  Diligently pursue collection of all
              ----------------------
Accounts and other amounts due any Borrower from others, including Affiliates of Borrowers.

        6.18  OMITTED.
              -------

        6.19  AUDITORS' LETTERS.  Furnish Bank with a copy of each letter
             -----------------
written to any Borrower by its independent certified public accountant concerning internal controls and management review immediately upon receipt of same.

        6.20  ERISA COMPLIANCE.
              ----------------

          (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan;

          (ii) Promptly after the filing thereof, furnish to Bank copies of an annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates;

          (iii) Notify Bank as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which any Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the Plan; and

          (iv) Furnish to Bank, promptly upon Bank's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

        6.21  FINANCIAL COVENANTS.  Maintain at all times that this Agreement is
              -------------------
in effect: (a) total Tangible Net Worth and Subordinated Debt of not less than $6,000,000 from the closing of the Loans through September 29, 1995, increasing to $6,500,000 beginning on September 30, 1995, and continuing through September 29, 1996, increasing to $7,000,000 on September 30, 1996, and again increasing by $500,000 on each anniversary thereafter; (b) a ratio of Debt to Tangible Net Worth of not more than six to one; (c) Debt Service Coverage of not less than 1.5 to one; and
(d) Fixed Charge Coverage of not less than one to one. Each of the foregoing financial covenants will be measured for Parent on a consolidated basis at the end of each fiscal quarter on a rolling historical four-quarter basis.

        6.22  PHYSICAL INVENTORY.  Borrowers shall conduct each year inventory
              ------------------
cycle counts of all of its Inventory in a manner satisfactory to its accountants and sufficient for them to render an unqualified audit opinion.

        6.23  SUBSIDIARY STOCK OWNERSHIP.  Parent shall continue to own directly
              --------------------------
or indirectly 100% of the Aggregate Outstanding Shares of all its Subsidiaries, except as set forth on Exhibit "F." For purposes of this section, "Aggregate Outstanding Shares" means the aggregate issued and outstanding shares of stock of the Subsidiaries, and the shares of stock that may be purchased currently or in the future by the exercise of all warrants, options, and rights at any time outstanding.

    7.   NEGATIVE COVENANTS.  Until the Obligations have been indefeasibly
         ------------------
repaid in full and until Bank has no further obligation to make advances under the Loans, without the prior written consent of Bank, each Borrower shall not:

         7.1  INDEBTEDNESS.  Except as permitted or contemplated by this
              ------------
Agreement, create, incur, assume, or suffer to exist any Debt or obligation for money borrowed, or guarantee, or endorse, or otherwise be or become contingently liable in connection with the obligations of any person, firm, or corporation (including any Affiliate), except:

              7.1.1 Indebtedness for taxes not at the time due and payable or which are being actively contested in good faith by appropriate proceedings and against which reserves deemed adequate by Bank have been established by Borrowers, but only if the non-payment of such taxes does not result in a Lien upon any property of the Borrower that has priority over the Lien held by Bank;

              7.1.2 Contingent liabilities arising out of the endorsement of negotiable instruments in the ordinary course of collection or similar transactions in the ordinary course of business;

              7.1.3 Debt, other than for borrowed money, incurred in the ordinary course of business, including that evidenced by trade promissory notes with a maturity of less than one year;

              7.1.4 Debt to third parties for purchase money borrowing incurred in connection with the purchase of capital assets used in the business of Borrowers, provided that the Debt does not cause Borrowers to violate the covenants set forth in Section 6.21 ("Financial Covenants"), and further provided that Bank has a first opportunity to provide the financing on comparable terms;

              7.1.5   Debt for money borrowed from Bank;

              7.1.6 Debt incurred prior to the date of this Agreement and reflected on the financial statements referred to in Section 5.5 ("Financial Statements") which is not to be repaid with the proceeds of the Loans; and

              7.1.7   Other Debt of up to $200,000 outstanding at any time.

         7.2  LIENS AND SECURITY INTERESTS.  Create, incur, assume, or suffer to
              ----------------------------
exist any mortgage, security deed, deed of trust, security interest, pledge, encumbrance, Lien or charge of any kind (including charges on property purchased under conditional sales or other title-retention agreements) on any of its property or assets, now owned or hereafter acquired, except:

              7.2.1 Liens for taxes not yet due or which are being contested in good faith by appropriate proceeding and against which reserves deemed adequate by Bank have been set up (excluding any Lien imposed pursuant to any of the provisions of ERISA);

              7.2.2 Other Liens incidental to the conduct of its business or the ownership of its property and assets and created by operation of law so long as the obligations secured thereby are not past due;

              7.2.3 Purchase money Liens created to secure the indebtedness permitted by Section 7.1.4;

              7.2.4   Liens in favor of Bank; and

              7.2.5   Liens reflected on Exhibit "C" to this Agreement.

         7.3  DIVIDENDS AND DISTRIBUTIONS.  Except for transactions benefitting
              ---------------------------
another Borrower as shareholder and except for transactions that do not cause Borrowers to violate any of the covenants set forth in Section 6.21 ("Financial Covenants"), declare any dividends on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of Borrowers.

         7.4  AFFILIATE TRANSACTIONS.  Purchase, acquire, or lease property
              ----------------------
from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate of any Borrower, except for transactions with other Borrowers and except for transactions on terms not less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         7.5  FINANCING STATEMENTS.  Permit any financing statement (except
              --------------------
Bank's financing statements) to be on file with respect to the Collateral, except for financing statements for Liens securing purchase money debt, as described in Section 7.1.4 and 7.2.3.

         7.6  LOCATION OF COLLATERAL.  Change the locations at which the
              ----------------------
Collateral is maintained; change the name, identity, or corporate structure (but not including management matters) of Borrowers; or change the location of its chief executive office.

         7.7  DESTRUCTION OF COLLATERAL.  Waste or destroy the Collateral or use
              -------------------------
it in violation of any statute or ordinance.

         7.8  LIQUIDATION, MERGER OR CONSOLIDATION.  Liquidate, wind up, or
              ------------------------------------
dissolve itself (or suffer any liquidation or dissolution), or enter into any merger or consolidation, or acquire all or substantially all of the assets of any Person; or sell, lease, or otherwise dispose of any of its assets, except sales of obsolete or worn-out equipment and sales of Inventory in the ordinary course of its business, and except for other transactions that do not cause Borrowers to violate any of the covenants set forth in Section 6.21 ("Financial Covenants").

         7.9  LOANS OR ADVANCES.  Make loans or advances to any Person, except
              -----------------
for travel advances made in the ordinary course of business, advances to key employees for temporary relocation costs that do not exceed $200,000 in each instance and are repaid within 180 days, advances that fund employees' exercise of their stock options, and up to $50,000 of other advances outstanding at any time for ordinary business purposes.

        7.10  ACQUISITIONS.  Except for such purchases and acquisitions
              ------------
following which Borrowers do not violate the covenants set forth in Section 6.21 ("Financial Covenants"), purchase or acquire the obligations or stock of or any other interest in any Person, except direct obligations of the United States of America or certificates of deposit or other investments issued by Bank or by any bank designated in writing by Bank.

        7.11  PREPAYMENT OF DEBT.  Prepay any Debt for Capitalized Lease
              ------------------
Obligations, for borrowed money, or for the deferred purchase price of property or services, except such Debt to Bank; provided, however, Borrowers may take ordinary trade discounts on purchases made in the ordinary course of business, and except for up to $250,000 of Debt prepaid during any calendar year, provided that no Default has occurred and is continuing.

        7.12  LEASE TRANSACTIONS.  Enter into any sale and lease-back
              ------------------
arrangements totalling more than $50,000 in the aggregate during any calendar year.

        7.13  AMENDMENTS.  Amend any instrument evidencing a Lien listed on
              ----------
Exhibit "C" hereto.

        7.14  OMITTED.
              -------

        7.15  DEPOSIT OF FUNDS.  Deposit proceeds of the Collateral into any
              ----------------
account other than the Special Collection Account.

        7.16  SUBORDINATED DEBT.  Make any payment (principal or interest) with
              -----------------
respect to Subordinated Debt, except that Borrowers shall be entitled to make payments with respect to such Debt to the extent expressly permitted in any subordination agreement in effect with respect thereto, but only during such time as no default or Event of Default exists hereunder.

        7.17  CHANGE IN BUSINESS.  Enter into any material amount of business
              ------------------
which is substantially different from the business or businesses in which it is presently engaged.

        7.18  ACCOUNTS.  Sell, assign, or discount any of its Accounts,
              --------
Instruments, Chattel Paper, or any promissory notes held by it other than discount of such Accounts, Instruments, Chattel Paper, or notes in the ordinary course of business for collection or good faith settlements on past due accounts. Borrowers shall notify

Bank promptly in writing with any discount, offset, or other deductions not shown on the face of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any Account Debtor's financial condition or ability to pay its obligations.

        7.19  MARGIN STOCK.  Use any proceeds of the Loans to purchase or carry
              ------------
any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

        7.20  SUBSIDIARIES.  Acquire, form or dispose of any Subsidiaries, or
              ------------
permit any Subsidiary to issue capital stock except for (a) issuances of stock to its parent or another Borrower, (b) formation of new Subsidiaries that become Borrowers under this Agreement, and (c) liquidations of Subsidiaries in which all of the net assets are distributed to another Borrower. Each Borrower shall maintain at least the percentage ownership of each Subsidiary shown on the attached Exhibit "F," except for dilution of such ownership pursuant to sales of securities for capital-raising purposes.

    8.   GRANT OF SECURITY INTEREST.
         --------------------------

         8.1  SECURITY INTEREST.  As security for the payment of the Loans and
              -----------------
all other Obligations, now existing or in the future incurred, and including any extensions or renewals or changes in form of the Loans, any overadvances, and any other Obligations, and all costs and expenses of collection thereof, including, without limitation, attorneys' fees, Borrowers hereby assign to Bank and grants to Bank a security interest in and Lien upon the following:

         (a)  All of Borrowers' Accounts;

         (b)  All of Borrowers' Documents;

         (c)  All of Borrowers' Instruments;

         (d) All of Borrowers' General Intangibles;

         (e) All of Borrowers' Chattel Paper;

         (f)  All of Borrowers' Inventory;

         (g)  All of Borrowers' Equipment;

         (h) All of proceeds, products, and profits as the case may be, of Borrowers' Accounts, Documents, Instruments, Chattel Paper, General Intangibles, Equipment, and Inventory;

         (i) All monies and other property of any kind, real, personal, or mixed, and tangible or intangible, now or at any time or times hereafter, in the possession or under the control of Bank or a bailee of Bank;

         (j) All accessions to, substitutions for and all replacements, products, profits, income, and cash and non-cash proceeds of (a) through (g) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

         (k) All books and records (including, without limitation, customer lists, credit files, magnetic, digital and laser tapes and disks, electronic and computer storage media, computer programs, print-outs, and other computer materials and records) of Borrowers pertaining to any of (a) through (h) above.

         In addition, the applicable Borrower shall execute and deliver to Bank the Mortgages, granting to Bank a first Lien on the Real Estate.

         8.2  SALE OF INVENTORY.  Until the occurrence of an Event of Default,
              -----------------
Borrowers may use and dispose of the Inventory in the ordinary course of business where such is not inconsistent with this Agreement, provided that the ordinary course of business does not include a transfer in partial or total satisfaction of Debt nor a transfer (other than a sale on terms and conditions which would apply if disinterested parties were involved) to an Affiliate of Borrowers. For purposes of this section, "ordinary course of business" does include barter exchanges of Inventory for other property of equal value received concurrently in the exchange.

         8.3  NOTICE TO ACCOUNT DEBTORS.  If an Event of Default exists, Bank
              -------------------------
shall have the right to notify the Account Debtors obligated on any or all of the Accounts to make payment thereof directly to Bank and to take control of all proceeds of any such Accounts, which right Bank may exercise at any time whether or not an Event of Default exists hereunder and whether or not any Borrower was theretofore making collections thereon. Any such notice by Bank to such Account Debtors shall be given by an officer of Bank. Borrowers, if requested by Bank following the occurrence of an Event of Default, shall stamp or cause to be stamped on each Account item in legible letters "Pledged to SouthTrust Bank of Alabama, National Association" and shall turn over physical possession of the Accounts to Bank. If an Event of Default exists, each Borrower authorizes Bank to sign and endorses Borrower's name upon any check, draft, money order, or other form of payment of any Account item and to sign and endorse satisfactions and releases of Account items in Borrowers' name. Until such time as Bank elects to exercise such right by mailing to Borrowers written notice thereof, each Borrower is authorized, as agent of Bank, to collect and enforce said Accounts in Borrowers' name. The costs of such collection and enforcement, including reasonable attorneys' fees and out-of-pocket expenses and all other expenses and liabilities resulting therefrom, shall be borne solely by Borrowers whether the same are incurred by Bank or Borrowers. At the request of Bank, Borrowers shall upon receipt of all checks, drafts, cash, and other remittances in payment or on account of the Accounts deposit the same in the Special Collection Account referred to in Section 4.2 ("Special Collection Account"). The funds in the Special Collection Account shall be held by Bank as security for all obligations secured hereby. Said proceeds shall be deposited in precisely the form received, except for the endorsement of any Borrower where necessary to permit collection of items, which endorsement Borrowers agree to make, and which Bank is also hereby authorized to make on Borrowers' behalf. Pending such deposit, each Borrower agrees that it will not commingle any such checks, drafts, cash, and other remittances with any of Borrowers' funds or property, but will hold them separate and apart therefrom and upon an express trust for Bank until deposit thereof is made in the Special Collection Account. If an Event of Default exists, Bank may, in accordance with the provisions of this Agreement, apply the whole or any part of the collected funds on deposit in the Special Collection Account against the principal and/or interest of the Loans or other Obligations secured hereby, the order and method of such application to be at the discretion of Bank. Any portion of said funds on deposit in the Special Collection

Account which Bank elects not to so apply may, at Bank's election, be paid over by Bank to Borrowers; provided, however, that if at any time Bank grants to Borrowers the right to retain the proceeds of the Accounts for Borrowers' use, or if at any time Bank elects to pay funds on deposit in the Special Collection Account to Borrowers, such right to retain and use proceeds or payment from the Special Collection Account shall be deemed to be continuing new value for the security interest attaching hereunder on all after-acquired property.

         8.4  VERIFICATION OF ACCOUNTS.  If an Event of Default exists, any of
              ------------------------
Bank's officers, employees, or agents shall have the right, at any time or times hereafter, in the name of Bank, or any designee of Bank or Borrowers, to verify the validity, amount, or any other matter relating to any Accounts by mail, telephone, telegraph, or otherwise. Borrowers shall cooperate fully with Bank in an effort to facilitate and promptly conclude any such verification process.

         8.5  POST OFFICE BOX.  At the request of Bank, if an Event of Default
              ---------------
exists, Borrowers agree to acquire at their expense a post office box in the place designated by Bank, to which Bank and its designees alone shall have access. Each Borrower agrees to give notice to all of its Account Debtors to mail payments due to Borrowers to such post office box. Each Borrower agrees that Bank, or its designees, may open such post office box, may receive, open, and dispose of all mail addressed to Borrowers at such post office box, and may deposit any payments contained in such mail in the Special Collection Account referred to in Section 4.2 ("Special Collection Account"). Each Borrower agrees to give all required instructions to the U.S. Postal Service authorities to enable Bank or its designees to attain access to such post office box of Borrowers, agree that it will not attempt to remove any mail from such post office box, and agree to execute such additional agreements as Bank may reasonably require in connection with such post office box.

         8.6  GOVERNMENTAL ACCOUNTS.  If any of Borrowers' Accounts in excess of
              ---------------------
$25,000 arise out of contracts with the United States or any department, agency, or instrumentality thereof, Borrowers will immediately notify Bank thereof in writing and execute any instruments and take any steps required by Bank in order that all monies due and to become due under such Account shall be assigned to Bank and notice thereof given to the Government under the Federal Assignment of Claims Act.

         8.7  ACCOUNTS EVIDENCED BY INSTRUMENTS.  If any of Borrowers' Accounts
              ---------------------------------
are or should become evidenced by promissory notes, trade acceptances, chattel paper, chattel mortgages, conditional sales contracts, or other instruments, Borrowers will immediately notify Bank. Promptly following its receipt of Bank's request, Borrowers shall deliver same to Bank as Collateral, endorsed or assigned with recourse to Bank's order and, regardless of the form of such endorsement or assignment, Borrowers hereby waive presentment, demand, notice of dishonor, protest and notice of protest, and all other notices with respect thereto.

         8.8  OMITTED.
              -------

         8.9  LICENSE OF RIGHTS.  Bank is hereby granted a license or other
              -----------------
right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, and advertising matter or any property of a similar nature as it pertains to the Collateral, in advertising for sale and in selling any Collateral following an Event of Default, and Borrowers' rights under all licenses and all franchise agreements shall inure to Bank's benefit for such advertising and sale. Bank acknowledges that the foregoing license is received for the sole purpose of facilitating a sale of the Collateral following an Event of Default and Bank may not use the license for any other purpose.

        8.10  ATTORNEY-IN-FACT.  Each Borrower hereby irrevocably designates,
              ----------------
makes, constitutes, and appoints Bank (and all Persons reasonably designated by Bank) as Borrowers' true and lawful attorney (and agent-in-fact) and if an Event of Default exists, Bank, or Bank's agent, may, without notice to Borrowers and in either Borrowers' or Bank's name, but at the cost and expense of Borrowers:

              8.10.1 At such time or times hereafter as Bank or said agent, in its sole discretion, may determine, endorse (for purposes of paying the Obligations) any Borrower's name on any checks, notes, acceptances, drafts, money orders, or any other evidence of payment or proceeds of the Collateral which come into the possession of Bank or under Bank's control; and

              8.10.2 At such time or times as Bank or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrowers' rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge, or release any of the Accounts or other Collateral; (iii) sell or collect any of the Accounts or other Collateral upon such terms, and for such amounts and at such time or times as Bank deems advisable; (iv) take possession, in any manner, of any item of payment or proceeds relating to any Collateral and apply the same to the Obligations; (v) prepare, file, and sign Borrowers' name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment, or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open, and dispose of all mail addressed to Borrowers and to notify postal authorities to change the address for delivery thereof to such address as Bank may designate; (vii) endorse the name of any Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Bank or any other bank on account of the Obligations; (viii) endorse the name of Borrowers upon any Chattel Paper, document, instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to the Accounts, Inventory, and any other Collateral; (ix) use Borrowers' stationery and sign the name of any Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, and any other Collateral and to which Borrowers have access; (xi) make and adjust claims under policies of insurance; and (xii) for and in the name of Borrowers to give instructions and direct any bank or financial institution in which proceeds of the Collateral are deposited to turn over said proceeds to Bank; and (xiii) do all other acts and things necessary, in Bank's
determination, to fulfill Borrowers' obligations under this Agreement.    Bank
shall exercise the foregoing rights as attorney-in-fact in good faith and only if an Event of Default has occurred.

    9.   ADDITIONAL REPRESENTATIONS, COVENANTS, AND AGREEMENTS RELATING TO
         -----------------------------------------------------------------
COLLATERAL.
----------

         9.1  RELIANCE ON STATEMENTS PERTAINING TO ACCOUNTS.  With respect to
              ---------------------------------------------
all Accounts, Borrowers jointly and severally represent and warrant to Bank that Bank may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account or

Accounts, and unless otherwise indicated in writing to Bank, that with respect to each Account:

              9.1.1 It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

              9.1.2 It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrowers in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, or other documents relating thereto and forming a part of the contract between Borrowers and the Account Debtor;

              9.1.3 It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Bank;

              9.1.4 Such Account, and Bank's security interest therein, is not, and will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim, or any other adverse condition, except for disputes resulting in returned goods where the amount in controversy is immaterial, and each such Account is absolutely owing to Borrowers and is not contingent in any respect or for any reason;

              9.1.5 Borrowers have made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrowers in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

              9.1.6 There are no facts, events, or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Bank with respect thereto;

              9.1.7 To the best of Borrowers' knowledge, the Account Debtor thereunder (i) has the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is Solvent;

              9.1.8 Borrowers have no knowledge of any fact or circumstance which would impair the validity or collectibility of the Account, and to the best of Borrowers' knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

         9.2  AFFIRMATION OF REPRESENTATIONS.  Each request for a loan or
              ------------------------------
advance made by Borrowers pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrowers to Bank that there does not then exist any default or Event of Default and (ii) a reaffirmation as of the date of said request that all of the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true in all material respects, except for any changes in the nature of Borrowers' business or operations that would render the information contained in any exhibit attached hereto either inaccurate or incomplete, so long as Bank has consented to such changes or such changes are expressly permitted by this Agreement.

         9.3  WAIVERS.  Borrowers hereby waive any and all causes of action and
              -------
claims which it may ever have against Bank as a result of any possession, collection, settlement, compromise, or sale by Bank of any of the Accounts upon the occurrence of an Event of Default hereunder, notwithstanding the effect of such possession, collection, settlement, compromise, or sale upon the business of Borrowers. Said waiver shall include all causes of action and claims which may result from the exercise of the power of attorney conferred upon Bank in
Section 8.10 ("Attorney-in-Fact"), provided Bank has acted in good faith. The failure at any time or times hereafter to require strict performance by Borrowers of any of the provisions, warranties, terms, and conditions contained in this Agreement or any other agreement, document, or instrument now or hereafter executed by Borrowers, and delivered to Bank, shall not waive, affect, or diminish any right of Bank thereafter to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms, and conditions contained in such agreements, documents or instruments, and any waiver of default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same are of a different type. None of the warranties, conditions, provisions, and terms contained in the Agreement or any other agreement, documents, or instrument now or hereafter executed by Borrowers and delivered to Bank shall be deemed to have been waived by any act or knowledge of Bank, its agents, officers, or employees, but only by an instrument in writing signed by an officer of Bank and directed to Borrowers specifying such waiver.

         9.4  DISCHARGE OF TAXES AND LIENS.  At its option, Bank may discharge
              ----------------------------
taxes, Liens, security interests, or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral. Borrowers agree to reimburse Bank, on demand, for any payment made or expense incurred by Bank pursuant to the foregoing authorization, including, without limitation, attorneys' fees.

         9.5  INSURANCE.  Without limiting any other provision hereof, Borrowers
              ---------
shall keep the Collateral insured in amounts equal to its full insurable value, with companies, and against such risks as may be satisfactory to Bank.
Borrowers will pay the costs of all such insurance and deliver policies evidencing such insurance to Bank with mortgagee loss payable clauses in favor of Bank. Borrowers hereby assign to Bank all right to receive proceeds, directs any insurer to pay all proceeds directly to Bank, and authorizes Bank to endorse any check or draft for such proceeds and apply the same toward satisfaction of the Loans and other Obligations secured hereby.

         9.6  COMPLETE RECORDS.  Borrowers will at all times keep accurate and
              ----------------
complete records of the Collateral, and Bank or its agents shall have the right to call at Borrowers' place or places of business at intervals to be determined by Bank, upon reasonable notice and during Borrowers' regular business hours, and without hindrance or delay, to inspect and examine the Inventory and to inspect, audit, check, and make abstracts from the books, records, journals, orders, receipts, computer printouts, correspondence, and other data relating to the Collateral or to any other transactions between the parties hereto. If requested by Bank, Borrowers agree to make its books, records, journals, orders, receipts, computer printouts, correspondence, and other data relating to the Collateral available at Bank's main office for inspection, audit, and checking by Bank or its agents.

         9.7  UNIFORM COMMERCIAL CODE FINANCING STATEMENT.  Borrowers agree that
              -------------------------------------------
a carbon, photographic, or other reproduction of this Agreement or of a signed financing statement with respect to the Collateral shall be sufficient as a financing statement and may be filed as such by Bank.

    10.  EVENTS OF DEFAULT.
         -----------------

         The occurrence of any one or more of the following events shall constitute an Event of Default (unless and except to the extent that the same is cured to the satisfaction of Bank within the applicable cure period, if any, or, at the sole discretion of Bank, at any time thereafter):

        10.1  PAYMENT DEFAULT.  If Borrowers shall fail to make any payment of
              ---------------
any installment of principal or interest on the Note within ten (10) days after the same shall become due and payable, whether at stated maturity, by declaration, upon acceleration, or otherwise; or

        10.2  FEES AND EXPENSES.  If Borrowers shall fail to pay any expense,
              -----------------
fee, or charge provided for in this Agreement within thirty (30) days after the same shall become due and payable, except for the annual commitment fee, which will be promptly paid when due; or

        10.3  CERTAIN AGREEMENT DEFAULTS.  If Borrowers default in the
        ----  --------------------------
observance or performance of any agreement contained in Article 7 of this Agreement ("Negative Covenants") or in the observance or performance of the agreements set forth in Sections 4.2 ("Special Collection Account"), 6.1 ("Insurance"), 6.2 ("Corporate Existence; Qualification") (with respect to existence only), 6.4 ("Compliance with Laws"), 6.15 ("Subordination of Debt"),
6.16 ("Collection of Accounts"), or 6.19 ("ERISA Compliance"); or

        10.4  OTHER DEFAULTS.  If any Borrower or any other party (except Bank)
              --------------
shall fail to perform, keep, or observe any covenant, agreement or provision of the Note(s) or of this Agreement (other than those set forth in Sections 10.1 and 10.2) or of any other Loan Documents, or of any other Obligation and such default is not cured within 20 days after notice from Bank, except in the case of a default under Section 6.3 ("Taxes"), 6.11 ("Conduct of Business"), 6.12 ("Maintenance of Properties"), and 6.14 ("Notice to Bank"), which must be remedied within 20 days of its occurrence, even in the absence of notice; or

        10.5  REPRESENTATIONS FALSE.  If any warranty, representation, or other
              ---------------------
statement made or furnished to Bank by or on behalf of any Borrower or any Guarantor or in any of the Loan Documents proves to be false or misleading in any material respect when made or furnished; or

        10.6  FINANCIAL DIFFICULTIES.  If any Borrower shall be involved in
              ----------------------
financial difficulties as evidenced -

        (a) by its admission in writing of its inability to pay its debts generally as they become due or of its ceasing to be Solvent;

        (b) by its commencing a voluntary case under the United States Bankruptcy Code or any similar law regarding debtor's rights and remedies or an admission seeking the relief therein provided;

        (c) by its making a general assignment for the benefit of its creditors; or

        (d) by its voluntarily liquidating or terminating operations or applying for or consenting to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets; or

        10.7  INVOLUNTARY PROCEEDINGS.  If without its application, approval, or
              -----------------------
consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of Borrowers any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such Person, or of all or any substantial part of the assets of such Person, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, which results in the entry of an order for relief or such adjudication or appointment remains undismissed or undischarged for a period of 30 days; or

        10.8  ERISA.  If a Reportable Event shall occur which Bank, in its sole
              -----
discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrowers are in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrowers' complete or partial withdrawal from such Plan; or

        10.9  OMITTED.
              -------

       10.10  DEFAULT ON OTHER OBLIGATIONS.  If any Borrower shall default in
              ----------------------------
payment of more than $250,000 due on any Debt of the Borrowers to any others; or

       10.11  JUDGMENTS.  If a final judgment for the payment of money in excess
              ---------
of $250,000 shall be rendered against any Borrower and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, unless such judgment is fully covered by collectible insurance; or

       10.12  ACTIONS.  If any Borrower or any executive officer of Borrowers
              -------
beneficially owning at least 25% outstanding stock of any class of Parent's stock shall be criminally indicted for a felony offense that in the Bank's opinion exercised in good faith might adversely affect any Borrower or convicted under any law involving a felony; or

       10.13  COLLATERAL.  If creditors of Borrowers shall by any legal means
              ----------
obtain possession of Collateral with an aggregate cost or value of more than $250,000 (other than the payment of Debt in the ordinary course of business otherwise permitted by this Agreement), unless the applicable Borrower within ten (10) days receives from outside sources restitution equal to the value of applicable Collateral; or

       10.14  CHANGE IN CONTROL.  If E. J. Elliott (or on his death or
              -----------------
incapacity, members of his immediate family) does not possess sole voting rights with respect to a majority of the Class B Common Stock of Parent or the Class B Common Stock ceases to control election of a majority of the directors of Parent; or

       10.15  SUBORDINATION AGREEMENTS.  If a breach or default shall occur with
              ------------------------
respect to subordination agreements executed by creditors of Borrowers (including any Affiliate) holding more than $250,000 of Borrowers' Debt in the aggregate, or if any said agreement shall otherwise terminate or cease to have legal effect such that the applicable Debt is not any longer subordinated; or

       10.16  PRIORITY OF SECURITY INTEREST.  If any security interest or Lien
              -----------------------------
of Bank hereunder or under any other Security Agreement shall not constitute a perfected security interest of first priority in the Collateral thereby encumbered, subject only to Permitted Liens; or

       10.17  LOSS OF COLLATERAL.  If there shall occur any material loss,
              ------------------
theft, damage or destruction of any of the Collateral, which loss is not fully insured (subject to deductibles, provided that the deductible per occurrence is not more than $25,000 and provided that the aggregate of such deductibles is not more than $250,000 during any calendar year); or

       10.18  MATERIAL ADVERSE CHANGE.  If Borrowers on a consolidated basis
              -----------------------
suffer a material adverse change in their business, assets, properties, prospects, results of operation, or condition (financial or other).

    On the occurrence of any Event of Default, Bank or the holder of the Notes may at its option proceed to protect and enforce its rights by suit in equity, action at law and/or the appropriate proceeding either for specific performance of any covenant or condition contained in the Notes or in any Loan Document, and/or declare the unpaid balance of the Loans and Note together with all accrued interest to be forthwith due and payable, and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

    Borrowers agree that default under any Loan Document shall constitute default with respect to all Loan Documents.

    Without limiting the foregoing, upon the occurrence of any Event of Default, and at any time thereafter, Bank shall have the rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) in addition to the rights and remedies provided herein or in any other instrument or paper executed by Borrowers. Bank may require Borrowers to assemble the Inventory and make the same available to Bank at a place to be designated by Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value, or is a style customarily sold on a recognized market, Bank will give Parent reasonable notice of the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Parent at least five (5) Business Days before the time of such sale or disposition. Borrowers shall pay Bank on demand any and all expenses, including legal expenses and reasonable attorneys' fees, incurred or paid by Bank in protecting or enforcing the Loans and all other Obligations secured hereby and other rights of Bank hereunder, including its right to take possession of the Collateral.

    Bank shall not be liable for failure to collect the Accounts or to enforce any contract rights or for any action or omission on the part of Bank, its officers, agents and employees, except willful misconduct or gross negligence. No remedy herein conferred upon, or reserved to, Bank is intended to be exclusive of any other remedy or remedies, including those of any note or other evidence of Debt held by Bank, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise or omission to exercise any right of Bank shall not affect any subsequent right of Bank to exercise the same.

    Borrowers waive notice prior to Bank's taking possession or control of any of the Collateral or any bond or security that might be required by any court prior to allowing Bank to exercise any of Bank's remedies, including the issuance of an immediate writ of possession.

    In addition to any other remedy available to it, Bank shall have the right to the extent provided by law, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrowers and any costs and expenses incurred by Bank in connection with such receivership shall bear interest at the Default Rate.

    11.  INDEMNIFICATION.
         ---------------

         (a) Borrowers.  Borrowers agree to defend, indemnify and hold harmless
             ---------
Bank, its directors, officers, employees, accountants, attorneys, and agents (the "Indemnitees") from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, orders, penalties, costs and expenses (including attorneys' fees and costs of court) of any kind whatsoever arising out of or relating to any breach or default by any Borrower or any other Person under this Agreement or any Loan Document or the failure of Borrowers or any other Person to observe, perform, or discharge any Borrower's duties hereunder or thereunder. Without limiting the generality of the foregoing, Borrowers' obligation to indemnify Bank shall include indemnity from any and all claims, demands, judgments, damages, actions, causes of action, injuries, orders, penalties, costs, and expenses arising out of or in connection with the activities of Borrowers, their predecessors in interest, third parties who have trespassed on Borrowers' property, or parties in a contractual relationship with Borrowers, whether or not occasioned wholly or in part by any condition, accident or event caused by an act or omission of the Indemnitees, which: (a) arise out of the actual, alleged or threatened discharge, dispersal, release, storage, treatment, generation, disposal, or escape of radioactive materials, radioactivity, pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous, or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, and waste (including materials to be recycled, reconditioned or reclaimed); or (b) actually or allegedly arise out of the use, specification, or inclusion of any product, material, or process containing chemicals or radioactive material, the failure to detect the existence or proportion of chemicals or radioactive material in the soil, air, surface water or groundwater, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water, or groundwater containing chemicals or radioactive material; or (c) arises out of or relates to breach by any Borrower of any of the provisions of Section 5.22 ("Environmental Matters").

         (b) Bank.  Bank will be liable to Borrowers to the extent of damages
             ----
(but only to the extent of any direct, as opposed to consequential, damages) suffered by Borrowers that Borrower proves were caused by Bank's willful misconduct or grossly negligent administration of the Loans.

    12.  MISCELLANEOUS.
         -------------

         12.1  COSTS AND EXPENSES.  Borrowers shall bear all expenses of Bank
               ------------------
(including fees and expenses of its counsel) in connection with the preparation of this Agreement and the Loan Documents, and the issuance and delivery of the Notes to Bank and also in connection with any amendment or modification thereto. Borrowers shall indemnify and save Bank harmless against all broker's and finder's fees, if any. If, at any time or times hereafter, whether before or after the occurrence of an Event of Default, Bank employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loans, or to take any action in or with respect to any suit or proceeding relating to this Agreement or any of the Loan Documents, or to protect, collect, or liquidate the Collateral or to attempt to enforce any security interest or Lien granted to Bank by Borrowers; then in any such events, all of the reasonable attorneys' fees arising from such services and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrowers payable on demand of Bank. Without limiting the foregoing, Borrowers shall pay or reimburse Bank for all recording and filing fees, intangibles taxes, documentary and revenue stamps, other taxes or other expenses and charges payable in connection with this Agreement, the Notes or any Loan Document, or the filing of any Loan Document, financing statements or other instruments required by Bank in connection with the Loans.

         12.2  NO WAIVER.  No waiver of any Event of Default hereunder, and no
               ---------
waiver of any default or Event of Default under any other Loan Document shall extend to or shall affect any subsequent or other concurrent default not specifically waived or shall impair any rights, remedies or powers of Bank. No delay or omission of Bank or any subsequent holder of the Notes to exercise any right, remedy, power or privilege hereunder after the occurrence of such default or Event of Default shall be construed as a waiver of any such default, or acquiescence therein.

         12.2  HEADINGS; EXHIBITS.  Except for the definitions set forth in
               ------------------
Article 1, the headings of the articles, sections, paragraphs and subdivisions of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof. Unless otherwise expressly indicated, all references in this Agreement to a section or an exhibit are to a section or an exhibit of this Agreement. All exhibits referred to in this Agreement are an integral part of it and are incorporated by reference in it.

         12.3  RIGHT OF SETOFF.  Upon and after the occurrence of any Event of
               ---------------
Default, Bank may, and is hereby authorized by Borrowers, at any time and from time to time, to the fullest extent permitted by applicable laws, and without advance notice to Borrowers (any such notice being expressly waived by Borrowers), setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by Bank to, or for the credit or the account of, Borrowers against any or all of the Obligations of Borrowers now or hereafter existing whether or not such Obligations have matured and irrespective of whether Bank has exercised any other rights that it has or may have with respect to such Obligations, including, without limitation, any acceleration rights. The aforesaid right of setoff may be exercised by Bank against any Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of the creditors, receiver, or execution, judgment or attachment creditor of any Borrower, or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by Bank prior to the making, filing or issuance, or service upon Bank of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Bank agrees to notify Parent after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Bank under this Section are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

         12.4  SURVIVAL OF COVENANTS.  All covenants, agreements,
               ---------------------
representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Bank, notwithstanding any investigation made by or on behalf of Bank, and shall survive the execution and delivery to Bank of any Note or Loan Document.

         12.5  ADDRESSES.  Any notice or demand which by any provision of this
               ---------
Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes by being delivered in person or by facsimile to the party to whom the notice or demand is directed or by being sent as first class mail, postage prepaid, to the following address: If to Borrowers, Gencor Industries, Inc., 5201 North Orange Blossom Trail, Orlando, Florida 32810, Attention: John E. Elliott; or if any other address shall at any time be designated by Borrowers in writing to the holders of record of the Note at the time of such designation to such other address; and if to Bank, P. O. Box 2554, Birmingham, Alabama 35290, Attention: Asset-Based Lending Department (telecopy no. 205-254-4369), and with a copy to: SouthTrust Bank of Alabama,
                                 --------------
National Association, 201 North Franklin Street, Suite 100, Tampa, Florida 33602, Attention: Sie Kamide (telecopy no. 813-229-8280); or if any other address shall at any time be designated in writing to Borrowers, to such other address. Notice to Parent will be deemed to be notice to each Borrower.

         12.6  VENUE AND JURISDICTION.  Borrowers agree that any legal action
               ----------------------
brought by Bank to collect the Loans or any Obligation or to assert any claim against any Borrower under any Loan Document, or any part thereof, may be brought in any court in the State of Alabama having subject matter jurisdiction and that any such court will have non-exclusive jurisdiction, waives its right to object to any such action on grounds it is brought in the improper venue, and irrevocably consents that any legal action or proceeding against it under, arising out of, or in any manner relating to the Loans, the Obligations, or any Loan Document may be brought in the Circuit Court of Jefferson County, Alabama, or in any other Circuit Court of the State of Alabama or in the U.S. District Court for the Northern District of Alabama. Any judicial proceeding by any Borrower against Bank under any Loan Document shall be brought only in one of the foregoing courts in Alabama. Borrowers, by the execution of this Agreement, expressly and irrevocably assents and submits to the non-exclusive personal jurisdiction of any such court in any such action or proceeding. Borrowers consent to the service of process relating to any such action or proceeding by mail to the address set forth in this Agreement.

         12.7  BENEFITS.  All of the terms and provisions of this Agreement
               --------
shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Borrowers may not assign any of their rights or obligations hereunder without the prior written consent of Bank.

         12.8  CONTROLLING LAW.  This Agreement shall be governed by and
               ---------------
construed in accordance with the laws of the State of Florida; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Florida, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Bank's lien upon such Collateral and the enforcement of Bank's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Florida.

         12.9  PARTICIPATION.  Borrowers acknowledge that Bank may, at its
               -------------
option, sell participation interests in the Loans to participating banks. The amounts of any such participations shall be determined solely by Bank.
Borrowers agree with each present and future participant in the Loans, the names and addresses of which will be furnished to Parent, that if an Event of Default should occur, each present and future participant shall have all of the rights and remedies of Bank with respect to any deposit due from any participant to Borrowers. The execution by a participant of a participation agreement with Bank, and the execution by Borrowers of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrowers and said participant in accordance with the terms of this Section.

         12.10  MISCELLANEOUS.  TIME IS OF THE ESSENCE WITH RESPECT TO THIS
                -------------
AGREEMENT. This Agreement and the instruments and agreements referred to herein or called for hereby supersede and incorporate all representations, promises, and statements, oral or written, made by Bank in connection with the Loans.
This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of Bank. In the event of a conflict between this Agreement and any other Loan Document, the terms of this Agreement will control. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.
Any provision in this Agreement which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provisions hereof.

         12.11  JOINT AND SEVERAL LIABILITY.  All obligations of each Person
                ---------------------------
named as a Borrower shall be joint and several obligations of all such Persons.

         12.12  LIMITATION OF GRANT.  Nothing in this Agreement, whether express
                -------------------
or implied, is intended or should be construed to confer upon, or to grant to, any person, except Bank and Borrowers, any right, remedy, or claim under or because of either this Agreement or any provision of it. The rights, duties, and obligations of Borrowers under this Agreement are not assignable or delegable.

    IN WITNESS WHEREOF, each of Borrowers and Bank has caused this instrument to be executed by its duly authorized officer.


                               BORROWERS:

                               GENCOR INDUSTRIES, INC.,
                                  a Florida corporation


                               By: /s/ E. J. Elliott
                                  --------------------------------
                                  E. J. Elliott
                                  President

                               GENERAL COMBUSTION CORPORATION,
                                  a Florida corporation


                               By: /s/ E. J. Elliott
                                  --------------------------------
                                  E. J. Elliott
                                  Chairman

                               GENCOR SYSTEMS, INC.,
                                 a Florida corporation


                               By: /s/ E. J. Elliott
                                  --------------------------------
                                  E. J. Elliott
                                  President

                               THERMOTECH SYSTEMS CORPORATION,
                                 a Florida corporation


                               By: /s/ E. J. Elliott
                                  --------------------------------
                                  E. J. Elliott
                                  President

                               GENCO-SELLERS, INC.,
                                 a Pennsylvania corporation


                               By: /s/ E. J. Elliott
                                  --------------------------------
                                  E. J. Elliott
                                  President

                               BITUMA-STOR, INC.,
                                 an Iowa corporation


                               By: /s/ E. J. Elliott
                                  -----------------------------
                                  E. J. Elliott
                                  President

                               BITUMA CORPORATION,
                                 a Washington corporation


                               By: /s/ E. J. Elliott
                                  -----------------------------
                                  E. J. Elliott
                                  President

                               DAVIS LINE, INC.,
                                 an Indiana corporation


                               By: /s/ E. J. Elliott
                                  -----------------------------
                                  E. J. Elliott
                                  President

                               EQUIPMENT SERVICES GROUP, INC.,
                                 a Florida corporation


                               By: /s/ E. J. Elliott
                                  -----------------------------
                                  E. J. Elliott
                                  President

                               MIDWEST TANK & CONSTRUCTION
                                 HOLDING CORP., a Florida
                                 corporation


                               By: /s/ E. J. Elliott
                                  -----------------------------
                                  E. J. Elliott
                                  President

                               THERMO TECH SYSTEMS CORPORATION
                                 OF FLORIDA, a Florida
                                 corporation


                               By: /s/ E. J. Elliott
                                  -----------------------------
                                  E. J. Elliott
                                  President


                               GENCOR FSC, LTD.,
                                 a Jamaica corporation

                               By: /s/ E. J. Elliott
                                  -----------------------------
                                  E. J. Elliott
                                  President

STATE OF GEORGIA    )
COUNTY OF _________ )

    The foregoing instrument was executed and acknowledged before me this _____ day of August, 1995, by E. J. Elliott as Chairman of General Combustion Corporation, a Florida corporation, and as President of Gencor Industries, Inc., a Delaware corporation, Gencor Systems, Inc., a Florida corporation, Thermotech Systems Corporation, a Florida corporation, Genco-Sellers, Inc., a Pennsylvania corporation, Bituma-Stor, Inc., an Iowa corporation, Bituma Corporation, a Washington corporation, Davis Line, Inc., an Indiana corporation, Equipment Services Group, Inc., a Florida corporation, Midwest Tank & Construction Holding Corp., an Indiana corporation, Thermo Tech Systems Corp., a Florida corporation, and Gencor FSC, Ltd., a Jamaica corporation. He has produced ___________ as identification.


                           --------------------------------
                           Print Name:
                                      ---------------------
                           Notary Public, State at Large

My commission expires:



                                  BANK:

                                  SOUTHTRUST BANK OF ALABAMA,
                                    NATIONAL ASSOCIATION



                                  By:
                                     --------------------------
                                  Name:
                                       ------------------------
                                  Title:
                                        -----------------------

                                  EXHIBIT "A"

                                  EXHIBIT "B"


                        FORM OF BORROWER'S LEGAL OPINION


                       Included elsewhere in the binder.

                                  EXHIBIT "C"


                             LIENS AND ENCUMBRANCES


                       1.  Liens permitted pursuant to Sections
                               7.2.1, 7.2.2, and 7.2.4.

                       2.  The attached equipment liens.

                       3.  Other relevant liens:

        Secured Party                   Collateral
        -------------                   ----------

          Barnett Banks Trust Company, N.A. Blanket Lien on Orlando property; subordinated as to equipment and other personal property

                                    EXHIBIT "D"







                                    OMITTED.

                                    EXHIBIT "E"


                 INVENTORY LOCATIONS AND OWNERSHIP INFORMATION


                           LOCATION
                           --------

                 5201 N. Orange Blossom Trail
                 Orlando, FL  32810


                 1201 Crescent St.
                 Youngstown, OH  44502


                 730 Bluff Road
                 Marquette, IA  52158


                 2054 Belmont Ave.
                 Indianapolis, IN  46221

                                  EXHIBIT "F"



                            BORROWER'S SUBSIDIARIES

                                  EXHIBIT "G"


                             INTELLECTUAL PROPERTY


                         SEPARATELY DISCLOSED TO BANK.

                                  SCHEDULE 5.9


                         SEPARATELY DISCLOSED TO BANK.

                               August 3, 1995



E. J. Elliott
Gencor Industries, Inc.
5201 North Orange Blossom Trail
Orlando, FL  32810

Dear Mr. Elliott:

    This letter addresses the pending Term Loan to be made by SouthTrust Bank of Alabama, National Association (the "Bank") to Gencor Industries, Inc. and its direct and indirect subsidiaries (collectively, the "Borrowers"), pursuant to the Loan and Security Agreement dated as of August 3, 1995. Bank and Borrowers acknowledge that on the closing date of the Term Loan, Bank has not received (a) certificates of title for all of the titled vehicles that constitute Equipment and (b) satisfactory environmental assessments of the Real Estate and the Real Estate Mortgages. Other conditions to inclusion of the Real Estate as Collateral have not been satisfied. Pending satisfaction of these conditions, $1,786,140 of the $3,714,000 Term Loan will not be advanced or available to Borrowers. (The amount of $1,927,860 will be available.) This portion of the Term Loan will become available as and when the closing conditions concerning the certificates of title and Real Estate are satisfied. The respective amounts of the Term Loan attributable to the Real Estate and titled vehicles are $363,750 for the Ohio parcel, $1,230,000 for the Iowa parcel, and $192,390 for the titled vehicles. (The respective amounts attributable to each of the titled vehicles are set forth in the equipment appraisals furnished to Bank.) Any titled vehicles or Real Estate for which the closing conditions have not been satisfied before November 1, 1995, will not be considered part of the Collateral, and the Term Loan amount will be permanently reduced accordingly by the amount of the Term Loan attributable to the titled vehicles and Real Estate not so included.

                               Very truly yours,

                               SOUTHTRUST BANK OF ALABAMA,
                                 NATIONAL ASSOCIATION



                               By:
                                  ------------------------------
                                  Sie Kamide
                                  Vice President


ACCEPTED AND AGREED this
3rd day of August, 1995.

GENCOR INDUSTRIES, INC.



By:
   --------------------------------
   E. J. Elliott
   President

                            GENCOR INDUSTRIES, INC.

                        5201 NORTH ORANGE BLOSSOM TRAIL

                               ORLANDO, FL  32810



                               August 3, 1995



SouthTrust Bank of Alabama,
 National Association
201 North Franklin Street
Suite 100
Tampa, FL  33602

Attn:  Sie Kamide

    Re:  Closing arrangements for pending loan transaction
         -------------------------------------------------

Dear Sie:

    This letter confirms the terms on which the undersigned are delivering today the documents pertaining to loans (the "Loans") to be made by SouthTrust Bank of Alabama, National Association (the "Bank") to Gencor Industries, Inc. and certain of its subsidiaries (collectively, "Borrower"). Pursuant to a commitment letter dated May 1, 1995, Bank agreed to make the Loans to Borrower subject to satisfaction of certain conditions described in the letter.

    Borrower acknowledges that the following important contingencies to the Loans remain outstanding: (a) receipt by Bank of the Subordination Agreement and UCC-3 Statement of Change of Barnett Bank, in the forms submitted to Borrower; (b) receipt by Bank of the legal opinion of Broad & Cassel in the form agreed by the parties; (c) receipt by Bank of confirmation of its filing of UCC-1 financing statements in Ohio, Iowa, Indiana, and Florida and its respective prior lien position in each state; (d) receipt by Bank of executed Conditional Assignments with respect to the Intellectual Property (or assignments of First Union's position), filing of same with the federal Office of Patents and Trademarks in Washington, D.C., and receipt of confirmation by Bank with respect to its first lien position on the Intellectual Property; (e) receipt by Bank of satisfactory further explanation with respect to the claims pending concerning Intellectual Property; (f) receipt by Bank of certificates of title with respect to all titled vehicles to be included in the Equipment; (g) receipt by Bank of an estoppel letter from First Union verifying the outstanding balance of the First

Union loans; (h) receipt by Bank of satisfactory evidence that the RTC note has been paid; and (i) receipt by Bank of all other ancillary documentation, including without limitation, the Blocked Account Agreement, incumbency certificates, and a Closing Certificate (with bylaws and articles of incorporation attached). Borrower understands that pending resolution of these matters, the Loans will remain unclosed. Borrower acknowledges that those contingencies must be satisfied for the Loans to close and the Bank to fund.


                            GENCOR INDUSTRIES, INC.



                            By:
                               -------------------------------
                               E. J. Elliott
                               President


                            ACCEPTED AND AGREED BY:

                            SOUTHTRUST BANK OF ALABAMA,
                             NATIONAL ASSOCIATION



                            By:
                               -------------------------------
                               Sie Kamide
                               Vice President